EXHIBIT INDEX
Number Description
1.Amended and Restated Articles of Incorporation
2.By-Laws of the Company Specimen
3.Common Stock Certificate
4.Consultnt Services Agreement

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
INTERACTIVE MULTIMEDIA PUBLISHERS, INC.
	On  June  30, 1996, the following Amended
and Restated Articles were duly adopted by the
Board of Directors of  Interactive MultiMedia
Publishers, Inc., a Delaware  corporation (the
"Corporation") originally  incorporated on March
28, 1994  pursuant to  section  101,  104 and 245 of
the General Corporation Law  of  Delaware and
approved that same  day  by  a majority vote of
the Shareholders.
										ARTICLE I
											NAME
			The name of the Corporation was Fujacorp
Industries, Inc. On April 6, 1995, this name was
changed to Interactive MultiMedia Publishers,
Inc.
										ARTICLE II
						REGISTERED OFFICE AND AGENT
	The registered office and agent of the
Corporation in Delaware is Harvard Business
Service, Inc. at 25 Greystone Manor, city of
Lewes, county of Sussex, Delaware 19958-9776.
									ARTICLE III
									PRINCIPAL OFFICE

		The principal office and mailing address of
the principal office of the Corporation is 733
West Market Street, Suite B-5, Akron, Ohio
44303.
										ARTICLE IV

The total number of shares of capital stock
which the Corporation shallhave authority to
issue is 105,000,000 shares.  Of said shares,
50,000,000 shares shall be of a class designated
as Common Stock with	.001 par value per share;
and 55,000,000 shares of preferred stock with a par value of $.001 per share. Except as may otherwise be provided by the Board of Directors, no holder of any shares of stock of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.
The description of the Common Stock and the Preferred Stock, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same are hereinafter set forth in this Article IV:
						SECTION A
					PREFERRED STOCK

		(i)  The Board of Directors of the
Corporation shall be authorized, without action
by the stockholders to issue such Preferred
Stock, from time to time, in one or more series,
and each series shall be known and designated by
such designations as may be stated and expressed
in a resolution or resolutions adopted by the
Board of Directors of the Corporation and as
shall have been set forth in a certificate made,
executed, acknowledged, filed  and recorded in
the manner required by the laws  of  the State
of Delaware in order to make the same effective.
Each series shall consist of such number of
shares as shall be stated and expressed in  such
resolution or resolutions providing for the
issue of Preferred  Stock of such series
together with  such additional  number of shares
as the Board of Directors by resolution or
resolutions may from time to time determine to
issue as a part of such series. All shares of
any one series of such Preferred Stock shall be
alike  in  every particular except that shares
issued at different times  may accumulate
dividends  from  different  dates.  The Board of
Directors shall have power and authority to
state and  determine  in  the  resolution  or
resolutions providing  for the issue of each
series of Preferred Stock  the  number  of
shares of  each such  series authorized to be
issued, the voting powers (if  any) and the
designations, preferences  and  relative,
participating, optional or other rights
appertaining to each such series, and the
qualifications, limitations or restrictions
thereof (including, but not  by  way of
limitation, full power and authority to
determine as to the Preferred Stock of each such
series,  the  rate  or  rates of dividends
payable thereon, the times of payment of such
dividends, the prices  and  manner  upon which
the  same  may  be redeemed,  the amount or
amounts payable thereon  in the event of
liquidation, dissolution or winding  up of  the
Corporation or in the event of any merger or
consolidation   of  or  sale  of   assets   by
the Corporation, the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such series of the Preferred Stock, restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock. The Board of Directors may from time to time decrease the number of shares of any series of Preferred
Stock (but not below the number thereof outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. The foregoing provisions of this Section A with respect to the creation or issuance of series of Preferred
Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph A with respect to any then existing series of Preferred Stock. (b) The
Convertible Preferred Stock shall have the following preferences, limitations and relative rights.
1. Certain Definitions.

Unless  the  context otherwise  requires,the
terms  defined in this paragraph 1 shall  have,
for all purposes hereof, the meanings herein
specified:
	"Board  of Directors" shall mean the Board
of Directors  of  the Corporation and,  to  the
extent permitted  by  law, any committee of  the
Board  of Directors authorized to exercise the
powers  of  the Board of Directors.
	"Preferred  StocK" shall mean  the  fifty-
five million  (55,000,000)  authorized  shares
of the Convertible Preferred Stock, par value
$.001 per share, of the Corporation.
	"Common  Stock" shall mean the  fifty
million (50,000,000) authorized shares of Common
Stock,.001 par  value  per  share, of the
Corporation  and  all shares hereafter
authorized of any additional  class (or classes)
of common stock of the Corporation.
	"Conversion Rate" shall have the  meaning
set forth in paragraph 6(b) of this Section.
	"Distribution on Common Stock" shall have
the meaning set forth in paragraph 2 of this
section.
	"Dividend Payment Date" shall mean January
20, April  20, June 20 and October 20 of each
year,  or the  immediately preceding business
day if any  such date  is a Saturday, Sunday or
legal holiday in  the State of Georgia.
"Event  of  Noncompliance"  shall  mean the
occurrence of any of the following events:
(i) Failure of the Corporation to pay the
full amount  of  dividends accrued if cumulative
accrued dividends  on the Preferred Stock, in
the aggregate, are  equal  to  $1.00  per  share
in arrears  (not including  $.20  per  annum of
the dividend  which accrues  but only increases
the Liquidation  Price); or
	(ii)  The Corporation shall not have made,
in full, or set apart the consideration
sufficient for the  payment  thereof  and  no
other purpose,  any redemption  payment with
respect  to the  Preferred Stock which it is
obligated to make, whether or  not such  payment
is legally permissible, within 30 days of the
date specified for such redemption.
	"Issue  Date"  shall mean the  date  on
which shares  of  the  Preferred Stock are
issued to  any holder thereof.
	"Junior Stock" shall mean Common Stock and
any other  class  or series of stock of the
Corporation authorized  after  the Issue Date
not entitled  to receive any assets upon
liquidation, dissolution  or winding  up of
affairs of the Corporation until  the Preferred
Stock  and any Parity  stock  shall  have
received  the entire amount to which such stock
is entitled upon such liquidation, dissolution
or winding up of affairs.  "Liquidation Price"
measured per share of the Preferred Stock as of
any particular date shall mean the  sum of (i)
$10.00 plus  (ii)  all dividends accrued  on
that share through the Dividend  Payment Date
immediately preceding the date  on  which  the
Liquidation Price is being determined to the
extent not  paid in full on or before such
Dividend Payment Date,  plus  (iii) (A) for
purposes  of  determining amount payable
pursuant to paragraphs 3 and 4 of this Section,
all unpaid dividends accrued  on the sum of the
amounts specified in Clauses (i) and (ii) above,
to the date as of which the Liquidation Price is
being  paid, and (B) for purposes of determining
the  amount of dividends to be paid on a date
other than a Dividend Payment Date as
contemplated by paragraph 2(c) of this Section,
all unpaid dividends accrued on the amounts
specified in Clause (ii) above, to the date as
of which such dividends  are being paid.
		"Parity Stock" shall mean any class or
series of stock of the Corporation authorized
after the Issue Date entitled to receive assets
upon liquidation, dissolution or winding up of
the affairs of the Corporation on a parity with
the Liquidation Price of the Preferred Stock.
		"Senior Stock" shall mean any class or
series of stock of the Corporation authorized
after the Issue Date ranking senior to the
Preferred Stock and any Parity Stock in respect
of the right to participate in any distribution
upon liquidation, dissolution or winding up of
the affairs of the Corporation.
2. Dividends and Other Distributions.
	(a)  Subject to the prior preferences and
other rights  of  any  Senior Stock, the
holders of  the Preferred  Stock shall be
entitled to receive,  when and  as  declared by
the Board of Directors, out of funds legally
available  therefor, preferential dividends
which  shall accrue as  provided herein.
Dividends  on  each  share of Preferred Stock
will accrue cumulatively on a daily basis at the
rate		                       of
twelve  percent  (12%) per annum of the
Liquidation Price  of  such share from and
including  the  Issue Date  applicable to such
share to and including the date on which the
redemption price of such share is paid whether
or not such dividends have been declared  and
whether or not there are any funds of the
Corporation legally available for the payment of
dividends.  Accrued dividends on each share of
the Preferred Stock shall be paid  quarterly on
each Dividend Payment Date, commencing on the
second Dividend Payment Date  after the Issue
Date applicable to such share, or the
immediately preceding business day, if any such
date is a Saturday, Sunday or legal holiday in
the State of Delaware, to the holders of record
of the applicable shares  of  Preferred  Stock
as  of the  close of business  on  the  record
date.  For  purposes of determining the amount
of dividends "accrued" as of the  second
Dividend Payment Date and as of any date which
is  not a Dividend Payment Date, such amount
shall  be  calculated on the basis of the
foregoing rates  per  annum for actual days
elapsed  from and including the Issue Date (in
the case of the second Dividend Payment Date) or
the  last preceding Dividend  Payment  Date (in
the case  of  any other date)to and including
the date as of which such determination  is to
be made, based  on  a  360 day year.
	(b)  Dividends  shall  be  payable  in
cash; provided,  however, that if on any
Dividend Payment Date, the Corporation, pursuant
to applicable law or the terms of  any Debt
Instrument,shall be prohibited  or restricted
from paying  in  cash the full  dividends  to
which holders of  the Preferred Stock and any
Parity Stock shall be entitled, the amount of
cash available pursuant to applicable law and
which is not restricted by the terms of any Debt
Instrument shall be distributed among the
holders of the Preferred Stock and such Parity
Stock ratably in proportion  to the full amount
to which  they  would otherwise  be  entitled.
Two percent  (2%)  of thedividend shall accrue
but not be currently paid and shall  be  added
to the Liquidation Price.  The per share amounts
to be distributed pursuant  to this Section 2(b)
shall, in each case, be  adjusted by rounding
down  to the nearest whole cent  and such
adjusted  amount is hereinafter referred to as
the "Cash Dividend Payment."
(c)  To the extent not paid in full on each
Dividend Payment Date in the manner provided in
this paragraph  2,  all dividends which have
accrued on each  share  of Preferred Stock
during the dividend period ending on such
Dividend Payment Date will be added to the
Liquidation Price of such  share and will remain
a part thereof until such dividends, together
with all dividends which have accrued to the
date of such payment with respect to that
portion  of the Liquidation Price which consists
of such  accrued  unpaid dividends, are paid  in
full. Such  accrued  unpaid dividends, together
with  all dividends accrued thereon, may be
declared and paid at  any  time,  without
reference  to  any regular Dividend  Payment
Date, to holders of record  as  of the  close of
business on such date, not more than fifty (50)
days nor less than ten (10) days preceding the
payment date thereof, as may be fixed by the
Board of  Directors (the "Special Record Date").
If declared, such accrued unpaid dividends,
together  with all dividends accrued thereon,
shall be paid in cash.
	(d) Notice of such Special Record Date
shall be mailed, in the manner provided in
paragraph 4(c)  of this  section,  to  the
holders  of  record  of the Preferred  Stock not
less than  fifteen (15) days prior thereto.
		(e)  So long as any shares of
Preferred Stock shall be outstanding, the
Corporation shall not declare or pay on any
Junior Stock any dividend whatsoever, whether in
cash, property or otherwise, nor shall the
Corporation make any distribution on any Junior
Stock, or set aside any assets  for any such
purposes, nor shall any Junior Stock be
purchased, redeemed or otherwise acquired by the
Corporation or any of its subsidiaries, nor
shall any monies be paid, set aside for payment
or made available for a sinking fund for the
purchase or redemption of any Junior Stock,
unless and until (i) all dividends to which the
holders of the Preferred Stock  and any Parity
Stock shall have been entitled for all current
and all previous Dividend Periods shall have
been paid or declared and the consideration
sufficient for the payment thereof in full set
apart so as to be available for the payment
thereof  and  for no other purpose (whether  or
not such payment is then legally permissible)
and  (ii) the  Corporation shall have made, in
full,  or set apart  the consideration
sufficient for the payment thereof,  and  for no
other purpose, all redemption payments  with
respect to the Preferred Stock  which it  is
then obligated to make (whether or not  such
payment  is  then  legally permissible);
provided, however,  that  nothing contained in
this  paragraph 2(d) shall prevent the payment
of dividends  solely in  Junior  Stock or the
repurchase, redemption or other acquisition of
Junior Stock solely through the issuance  of
Junior  Stock (together  with  a cash adjustment
for fractional shares if any).
3. Distributions Upon Liquidation, Dissolution
or Winding Up. Subject  to the prior payment in
full of the preferential amounts to which any
Senior Stock is entitled, in the event of any
liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary,
the  holders of shares of the Preferred Stock
shall be entitled to receive from the assets of
the Corporation available for  distribution to
the shareholders an amount in cash  or  property
at its fair market value, as determined by the
Board of Directors in good faith, or  a
combination thereof, per share equal to  the
Liquidation Price, before any payment or
distribution  shall be made to the  holders  of
any Junior Stock of the Corporation, which
payment shall be  made pari passu to any such
payment made to  the holders,  if  any, of any
Parity  Stock. If, upon distribution of the
Corporation's assets in liquidation, dissolution
or winding up,  the assets of  the  Corporation
to be distributed among  the holders of
Preferred Stock and to all holders of any Parity
Stock shall be insufficient to permit payment in
full to such holders of the preferential amounts
to which they are entitled, then the entire
assets of  the Corporation to be distributed to
holders of the  Preferred Stock and such Parity
Stock shall be distributed pro rata to such
holders based upon the aggregate of the full
preferential amounts to which the  shares of
Preferred Stock and such Parity Stock would
otherwise  respectively be entitled.  Neither
the  consolidation or merger of the Corporation
with or  into  any other corporation or
corporations  nor the sale, transfer, or lease
of all or substantially all the  assets of the
Corporation shall itself be deemed to be a
liquidation, dissolution or winding up of the
Corporation within the meaning of  this
paragraph  3. Notice of the liquidation,
dissolution or winding up of the Corporation
shall be mailed, in the  manner  provided  in
paragraph 4(c)  of  this Section, to the holders
of the Preferred Stock less than  twenty  (20)
days prior to the date  on which such
liquidation, dissolution and winding up is expected to take place or become effective.
	4. Redemption.

(a)  Subject to the rights of any Senior Stock
and  the  provisions  of  paragraph  4(g) of
this Section,  the  shares  of  Preferred  Stock
may be redeemed  at the option of the Company by
action of the Board of Directors in whole or
from time to time in part, at any time after
December 31, 1999, at the Redemption  Price  per
share.  If less than all outstanding  shares of
Preferred  Stock  are  to be redeemed,  the
shares  of  Preferred  Stock  to be redeemed
shall be chosen by lot or pro rata in such
manner as the Board of Directors may determine.
	(b)  Notice of the redemption shall be
mailed, first class, postage prepaid, not less
than fifteen (15) days and no more than sixty
(60) days prior to the Redemption Date, to the
holders of record of the shares  of Preferred
Stock to be redeemed, at their respective
addresses as the same appear on the books of the
Corporation or supplied by them in writing to
the  Corporation for the purpose of such notice;
but no failure to mail such notice of any defect
therein, or in the mailing thereof shall affect
the validity of the proceedings for the
redemption of any  shares  of the Preferred
Stock. In addition to any information required
by law or by the applicable rules  of  any
national stock exchange on which  the Preferred
Stock  may  be  listed or  admitted to trading,
such notice shall set forth the Redemption
Price, the Redemption Date, the number of shares
to be redeemed and the place at which the shares
called for redemption will, upon presentation
and surrender of the stock certificates
evidencing such shares, be redeemed,  and shall
state the name and  address of any redemption
agent selected by the Corporation in accordance
with paragraph 4(d) of this Section. In case
fewer  than  the  total number  of  shares of
Preferred Stock represented by any certificates
are redeemed, a new certificate representing the
number of  unredeemed shares will be issued to
the  holder thereof without cost to such holder.
	(c)  If  notice  of  any  redemption  by
the Corporation pursuant to this paragraph 4
shall have been  mailed as provided in paragraph
4(c) of  this Section,  and  if  on or before
the Redemption  Date specified in such notice
the consideration necessary for such redemption
shall have been set apart so as to  be
available therefor and on therefor, then on and
after  the close of business on the Redemption
Date,  the  shares  of Preferred  Stock called
for redemption,  notwithstanding that  any
certificates therefor shall  not  have  been
surrendered for cancellation, shall no longer be
deemed outstanding, and  all  rights with
respect to such shares  shall forthwith cease
and terminate, except the rights of the  holders
thereof to receive upon  surrender of their
certificates the consideration  payable upon
redemption thereof. If on or prior to the
Redemption Date  (but no earlier than sixty days
prior to such Redemption Date), the Corporation
shall deposit, in a  trust  fund,  with  any
bank  or  trust company organized  under  the
laws of the United States of America or any
state thereof having capital, undivided profits
and surplus aggregating  at least $50,000,000
(the   "Redemption   Agent"), the consideration
sufficient to redeem on such Redemption Date the
shares of Preferred Stock to be redeemed, with
irrevocable   instructions and authority to the
Redemption Agent, on behalf and at the  expense
of the Corporation, to mail the notice of
redemption as soon as practicable after receipt
of  such  irrevocable instructions (or  to
complete such  mailing previously commenced, if
it  has  not already been completed) and to pay,
on and after the Redemption  Date  or prior
thereto,  the  Redemption Price  of  the  shares
of  Preferred  Stock  to  be redeemed  to  their
respective  holders  upon            the
surrender of their share certificates, then, from and after the date of such deposit
(although prior to the Redemption Date) the shares of Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the Redemption Date. The deposit shall be deemed to constitute full payment for shares of Preferred Stock to be redeemed to their holders and from and after the date of such deposit, the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall no rights with respect thereto, except the right to receive payment of consideration sufficient to pay the Redemption Price of the shares, calculated through the Redemption Date, upon surrender of their certificates therefor.
	(d)  Any funds so deposited by the
Corporation and unclaimed for one year from the Redemption Date shall be paid to the Corporation after which repayment the holders of shares of Preferred Stock so called for redemption shall look to the Corporation for the payment thereof, without interest, unless an applicable abandoned property law designates another person.
	(e)  All  shares of Preferred Stock
redeemed, retired, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued. The Corporation will not redeem any shares of Preferred Stock, except as expressly authorized therein.

(f) If at any time the Corporation shall have failed to apply, or declare and set apart the consideration sufficient to payall dividends accrued up to and including the immediately preceding dividend payment date on the Preferred
Stock and any Parity Stock, and until all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Preferred Stock and any Parity Stock shall have been paid or declared and set apart so as to be available for the payment in full therefor, and for no other purpose, the Corporation shall not redeem, pursuant to a sinking fund or otherwise, any shares of Preferred Stock, Parity Stock or Junior Stock, unless all then outstanding shares of Preferred
Stock and Parity Stock are redeemed, and shall not purchase or otherwise acquire any shares of Preferred Stock, Parity Stock or Junior Stock.

5. Voting.

(a)  The holders of Preferred Stock shall have
no	right  to  vote  for  any  purpose, except
as specifically required by the General
Corporation Law of Delaware and except as
described below.
(b)  Without the consent of the holders of at
least  66  2/3% of the number of shares of
Preferred Stock  at the time outstanding, the
Corporation  may not  (i) effect any change in
the rights, privileges or  preferences of the
Preferred Stock, (ii)  create or  designate  any
additional class  or  series  of Senior  Stock,
or  (iii) enter into  any  agreement which,   in
the  absence  of  default  under   such
agreement, would   by  its   terms   prevent the
Corporation from paying on any Dividend Payment
Date the full dividends to which holders of the
Preferred Stock  are  then  entitled or from
otherwise  fully performing its obligations
pursuant to this Section. Without  the consent
of the holders of  at  least  a majority of the
number of shares of Preferred  Stock at  the
time outstanding, the Corporation  may  not
create  any class  of Parity Stock.  Such
consents shall  be given in writing or by vote
at a  meeting called for that purpose at which
the holders of  the Preferred Stock shall vote
as a class.
(c) The Corporation shall promptly notify the
holders of the Preferred Stock, in the manner
provided in this paragraph 4(c), of the
occurrence of the Event of Noncompliance. Upon
the occurrence and during the continuation of an
Event of Noncompliance,  the  holders of shares
of the Preferred Stock voting separately as a
class, shall have the exclusive right to elect
two directors of the Board of Directors.
Directors so elected  shall thereupon become
additional directors of the Corporation and the
authorized directors  of the Corporation shall
thereupon be automatically increased by such
number.  The Corporation will not take any
action which would impair its ability, in
conformity with the Articles of Incorporation
and the By-laws of the Corporation, to increase
automatically the number of its directors as
provided herein. During such times that the
holders of  Preferred  Stock, voting as a class,
shall  be entitled  to  elect such additional
directors,  the remaining directors shall be
elected by the  holders of   the  other shares
of capital stock of the Corporation entitled to vote for the election of directors, without right in the holders of Preferred Stock to participate in the election of such remaining directors.
Such right of the holders of Preferred Stock, as such holders, to elect such directors shall continue only until all then existing Events of Noncompliance have been cured in full, at which time the terms of office of the directors elected as such by the holders of shares of the Preferred Stock shall forthwith terminate and the number of directors constituting the entire
Board of Directors of the Corporation shall be reduced correspondingly (subject always to the same provisions for the vesting of such voting rights on the occurrence of any other or future Event of Noncompliance). The fact that an Event of Noncompliance has been cured and that no other Events of Noncompliance have occurred and are continuing shall be evidenced by a certificate executed by the President of the Corporation and delivered to the Board of Directors.

		At any time after such voting rights shall
so have vested in the holders of the  shares of
the Preferred  Stock, the Secretary of  the
Corporation may, and upon the written request of
the holders  of record  of not less than 5% of
the Preferred  Stock, addressed  to  him at the
principal  office  of  the Corporation, shall
within ten days after delivery of such request,
call a special meeting of the holders of  shares
of the Preferred Stock for the purpose of
electing  the directors to be elected by them,
such meeting to be held within 15 days after
such call at the  place and upon the notice
provided by the Bylaws of the Corporation for
the holding of meetings of  shareholders;
provided, however, that if the Secretary of the
Corporation shall fail to call any such meeting
within ten days after delivery of  any such
request, such meeting may be called by any
holder or holders of record of 5% of more  of
the Preferred Stock.  Notwithstanding the
foregoing,  the Secretary  of the Corporation
shall not be required, and the holders of the
Preferred Stock shall not be entitled, to call
such a special  meeting if the request for such
call is received less than  sixty days prior to
the date fixed for the  next  annual meeting  of
shareholders, and if in such  case such special
meeting is not called, the holders of  the
Preferred  Stock shall be entitled  to vote  (as
a class) at such  annual  meeting  to  elect
such directors.  Any vacancy in the office of a
director elected by the holders of the Preferred
Stock shall be  filled  by a vote of such
holders as a  separate class  or by the
remaining director elected by  such holders.
Except  as hereinbefore  provided, the directors
elected by the holders of  the Preferred Stock
shall serve until the next annual meeting  of
the  shareholders  and until their successors
shall have been elected and qualified and may be
otherwise removed  only by the holders of at
least a  majority of the then outstanding shares
of Preferred Stock at the time of such removal.
	At any meeting having as a purpose the
election of  directors by holders of the
Preferred Stock, the presence, in person or by
proxy, of the holders of a majority  of  the
shares of Preferred  Stock  then outstanding
shall be required and be sufficient  to
constitute  a quorum of such class for the
election of any director by such holders. At any
such meeting or adjournment thereof, (i) the
absence of a quorum of  such  holders of the
Preferred Stock  shall not prevent  the election
of the directors to be elected by  the  holders
of shares other than the Preferred Stock,  and
the  absence of  a  quorum, either  of holders
of  the Preferred Stock or of shares  other than
the Preferred Stock, or both, a majority of the
holders, present in person or by proxy, of the
class or  classes of stock which lack a quorum
shall  have power to  adjourn the meeting for
the  election  of directors  which they are
entitled  to  elect, from time to time, without
notice other than announcement at the meeting,
until a quorum shall be present.
	(d) With respect to actions by the holders
of the Preferred Stock upon those matters on
which such holders  are  entitled to vote as a
separate class, such  actions  may be taken
without  a shareholders meeting  by  the written
consent of holders  of  the Preferred Stock who
would be entitled to vote at a meeting those
shares having voting power to cast not less than
the minimum number of votes that would be
necessary to  authorize or take such  action at
a meeting at  which  all shares  of  Preferred
Stock entitled to vote were present and  voted.
Notice shall be given in accordance with the
applicable provisions of the General Corporation
Law of Delaware for the taking of corporate
action without a  meeting by less than unanimous
written consent to those holders of Preferred
Stock on the record date whose shares  were not
represented on  the  written consent.
	6. Conversion.
		(a) Conversion Right.  Unless previously
redeemed as provided in paragraph  4 hereof, the
Preferred Stock may be converted prior to
redemption thereof at such time, in such manner
and upon such terms and conditions as
hereinafter provided in this paragraph 6 into
fully paid and non-assessable full shares of
Common Stock. In the event the Corporation shall
call  for redemption the shares of Preferred
Stock pursuant to paragraph 7 hereof, the
conversion right provided by this paragraph 6
shall terminate at the close of business on the
date fixed for redemption.  In case cash,
securities or property other than Common Stock
shall be payable, deliverable or issuable upon
conversion as provided herein, then all
references to Common Stock in  this paragraph  6
shall be deemed to apply, so far as appropriate
and as nearly as may be, to such  cash, property
or other securities.
(b) Conversion Rate. Subject to the provisions
for adjustments  hereinafter  set  forth  in
this paragraph  6,  the Preferred Stock may be
converted into Common Stock at the initial
conversion rate  of one  fully paid and non-
assessable shares of  Common Stock for  one
share  of  Preferred  Stock.  (This conversion
rate  as  from  time  to  time adjusted
cumulatively pursuant to the provisions of
paragraph 6(d)  of this Section is hereinafter
referred to  as the "Conversion Rate.")
	(c) Conversion Date. Unless previously
redeemed as  provided  in paragraph 7 hereof,
the Preferred Stock shall be convertible at any
time and from time to time at the option of the
holder(s) thereof.
	(d) Adjustments
		(i) Stock Dividends, Subdivisions,
Combinations. In case the corporation shall (A)
pay a dividend or make a distribution on its
outstanding shares of Common Stock,(B)subdivided
the then outstanding shares of  its Common Stock
into a greater number of shares of Common Stock,
(C) Combine the ten outstanding shares of its
Common Stock into a smaller number of shares of
Common Stock, or (D)  issue by reclassification
of its shares of Common Stock any shares of
capital stock of the Corporation (including any
such reclassification in connection with a
consolidation or merger in which the Corporation
is the continuing corporation), then the
Conversion Rate in effect immediately prior to
the opening of business on the record date for
such dividend or distribution or  the effective
date of such subdivision, combination or
reclassification shall be adjusted so that the
holder of each share of the Preferred Stock
thereafter surrendered for conversion shall  be
entitled to receive the number and kind of
shares of capital stock of the Corporation which
it would have owned or been entitled  to receive
immediately following such action had such
shares of Preferred Stock been converted
immediately prior to such time. An  adjustment
made  pursuant to this paragraph 6(d)(i) for a
dividend or distribution shall become effective
immediately  after  the  record  date  for  the
dividend or distribution and an adjustment made
pursuant to this paragraph 6(d)(i) for a
subdivision, combination or reclassification.
Such  adjustment shall be made successively
whenever any action listed above shall be taken.
In any case in which  this  paragraph 6(d)(i)
shall require that an adjustment shall become
effective immediately after  a  record date for
an event, the Corporation may defer until the
occurrence of such event (x) issuing to the
holder of any shares of Preferred Stock
converted after such record date and before the
occurrence of such event the additional shares
of Common Stock issuable upon such conversion by
reason of the adjustment required  by  such
event over and above the shares of Common Stock
issuable upon such conversion before giving
effect to such adjustment and (y) paying to such
holder cash in lieu of any fractional interest
to which such holder is entitled pursuant to
paragraph 6(i) of  this  Section; provided,
however, that the Corporation  shall deliver  to
such holder a due  bill  or  other appropriate
instrument evidencing such holder's right  to
receive  such additional  shares  of Common
Stock, and such cash, upon the occurrence of the
event requiring such adjustment.
	(ii) Reclassifications, Consolidations  or
Merger.  In  case  of  any reclassification  or
change of outstanding Common Stock (other  than
those referred to in paragraph 6(d)(i) of  this
Section  and other than a change in par value),
or case of any consolidation of the Corporation
with any other corporation or any merger of the
corporation  into  another  corporation  or  of
another corporation into the Corporation (other
than  a  consolidation or merger in  which  the
Corporation  is the continuing corporation  and
which  does  not result in any reclassification
of,  or  change  (other than a  change  in  par
value,  or  as  a  result of a  subdivision  or
combination  to which paragraph 6(d)(i)  hereof
isapplicable  in,  the  outstanding   Common
Stock),  or in case of any sale or transfer  to
another  corporation or entity (other  than  by
mortgage or pledge) of all or substantially all
of	the properties and assets of the
Corporation, the Corporation (or its successor
in such consolidation or merger) or the purchase
of such properties and assets shall make
appropriate provision so that the  holder of
each share of Preferred Stock then outstanding
shall have the right thereafter to convert such
share into the kind and amount of shares of
stock and other securities and property
receivable upon such reclassification, change,
consolidation, merger, sale or transfer by a
holder of the number of shares of Common Stock
into which such Preferred Stock might have been
converted immediately prior to such
reclassification, change, consolidation, merger,
sale or transfer, and the holders of the
Preferred Stock shall have no other conversion
rights under these provisions; provided, that
effective provision shall be made, in the
Articles  or Certificate of Incorporation of the
resulting or surviving corporation or otherwise
or in any contracts of sale or transfer, so that
the provisions set forth herein for the
protection of the conversion rights of Preferred
Stock shall thereafter be made applicable, as
nearly  as reasonably may be, to any such other
shares of stock and other securities and
property deliverable upon conversion of the
Preferred Stock remaining outstanding or other
convertible preferred stock or other securities
received by the holders of Preferred Stock or
purchaser shall expressly assume the obligation
to deliver, upon the exercise of the conversion
privilege, such shares, securities or  property
as the holders of the Preferred Stock remaining
outstanding, or other convertible preferred
stock or other  securities received by the
holders in place thereof, shall be entitled to
receive pursuant to the provisions hereof, and
to make provisions for the protection of the
conversion rights as above provided.
		(iii) Notice of Adjustment. Whenever the
Conversion  Rate shall be adjusted as  provided
in  this paragraph 7(d), the Corporation  shall
promptly  (A) file with the transfer agent  for
the  Preferred Stock a statement signed by  the
President or  the  Vice  President   of the
Corporation and  by its Treasurer,  disclosing
the  nature of such event, the Conversion  Rate
in  effect immediately thereafter and the  kind
and  amount of  stock or other  securities  or
property  into which Preferred Stock  shall  be
convertible after such event, and (B)  cause  a
notice containing a summary of the information
set forth in said statement to be mailed.
 t				(iv)   De Minimis Adjustment. The
Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion
Rate; provided, however, that any adjustments which by reason of this paragraph 6(d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
o the holders of record of Preferred Stock.
Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 7(e) of this Section.
		(e)  Advance Notice of Certain Events. In
case at any time:
		(i) the Corporation shall take any
action which would require an adjustment in the Conversion Rate pursuant to paragraph
7(d)(i) of this Section;
		(ii) the Corporation shall authorize
the granting to the holders of its Common
Stock of any Distributions on Common Stock or shall have declared any other dividend or distribution on its Common Stock and notice thereof shall be given to holders of Common Stock;
			(iii) there shall be any capital
reorganization or reclassification of the Common
Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or transfer of all or substantially all of the properties and assets of the Corporation, or a tender offer for at least a majority of the Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of the Common Stock; or

			(iv)  there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Corporation; then, in any such event, the Corporation shall give written notice, in the manner provided in paragraph 7(b) of this Section, to the holders of the Preferred Stock at their respective addresses as the same appear upon the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (iii) above) prior to any record date or other date set for definitive action if there shall be no record date, of the date on which such action, dividend,distribution,reorganization,reclassific atio, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up is expected to take place or become effective, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up;
provided, however, that any notice required by clause (ii) above shall be given in the manner and at the time that such notice is given to the holders of the Common Stock. Without limiting the obligation of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 6(e) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.
		(f) Method of Conversion. Before any
holder of Preferred Stock shall be entitled to convert the same into Common Stock, it shall surrender the certificate or certificates for such Preferred Stock at the office of the Corporation or at the office of the Transfer
Agent for the Preferred Stock, if any, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that it elects to convert all or a part of the shares of Preferred
Stock represented by said certificate or certificates in accordance with the terms of this paragraph 6, and shall state in writing therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Preferred Stock and the Corporation, whereby the holder of such Preferred Stock shall be deemed to subscribe for the amount of Common Stock which it shall be entitled to receive upon conversion of the number of shares of Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Preferred
Stock to be converted, and thereby the
Corporation shall be deemed to agree that the surrender of the shares of Preferred Stock to be converted shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Preferred Stock, accompanied by the written notice and statements above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the person for whose account such Preferred Stock was so surrendered, or to its nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Common Stock to which it shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to its nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted share of Preferred
Stock. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted; and the person or persons entitled to receive the Common
Stock issuable upon conversion of such
Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
	The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.
	The Corporation shall not be required to convert Preferred Stock, and no surrender of Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Preferred Stock for conversion during any period which such books are so closed shall become effective for conversion immediately upon the reopening os such books, as if the conversion had been made on the date such Preferred Stock was surrendered.
		(g)  Shares Reserved for Conversion.  The
Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of the outstanding shares of Preferred Stock, such number of shares of Common
Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Preferred Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The
Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Common
Stock issuable upon conversion of shares of Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the Corporation may issue shares of Common Stock upon conversion of the Preferred Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws.
		(h) Status of Shares Converted. All shares of Preferred Stock received by the Corporation upon conversion thereof into Common Stock shall be retired and shall not be reissued.
(i) Fractions upon Conversion. The Corporation shall not be required to issue fractional shares of Common Stock or script upon conversion of the Preferred Stock. As to any final fractions of a share of Common Stock which a holder of one or more shares of Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of the Common
Stock. For purpose of this paragraph 6(i), the market value of a share of the Common Stock shall be the last reported sale price regular way on the business day immediately preceding the date of conversion, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the composite tape, or if the shares of Common Stock are not quoted on the composite tape, on the principal United States Securities
Exchange registered under the Securities
Exchange Act of 1934, as amended, on which the share of Common Stock are listed or admitted to trading, or if the shares of Common Stock are not listed or admitted to trading on any exchange, the closing sale price (or the average of the quoted closing bid and asked prices if there are no reported sales) as reported on the National Association of Securities Dealers Automated Quoting System
(NASDAQ) of any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.
		7.  Preemptive  Rights.  The holders of
the Preferred Stock will not have any preemptive rights to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation. However, the holders of Preferred Stock shall have a fifteen day right of first refusal to acquire, in the aggregate, up to 5% of any securities in the Corporation which are offered pursuant to a private offering exemption under federal and applicable state law. Each holder of Preferred
Stock shall be entitled to his pro rata share of the aggregate 5% of such securities. The right of first refusal shall be exercised within fifteen days after a holder of Preferred Stock is deemed to have received the offering materials prepared by the Corporation in connection with the offering via regular U.S.
mail. Deemed receipt of the materials shall be established three days after mailing via U.S.
regular mail to the address of each holder of Preferred Stock as shown on the records of the Corporation as of the date of mailing. Each holder of Preferred Stock desiring to exercise his right of first refusal shall do so by fulfilling all instructions provided in the offering materials and notification from the Corporation including returning the fully executed and completed subscription agreement required to subscribe for the securities offered and a check for the amount subscribed within fifteen days after the deemed receipt. This right of first refusal shall terminate and be of no effect 30 days prior to the effective date of any registration statement filed with the Securities and Exchange Commission registering any of the Company's securities or the effective date of any registration statement filed with any state securities regulatory agency registering any of the Company's securities.

	8.  Exclusion of Other Rights. Except  as
may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Preferred
Stock, the shares of Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these Amended and Restated Articles of Incorporation.

	9.  Headings of Subdivisions. The headings
of the various subdivisions of this Section are for the convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.
					SECTION B
				THE COMMON STOCK
	The  Common Stock shall consist of
50,000,000 shares, $0.001 par value per share.
	1. Dividends. Subject to the rights of
holders of stock of the Corporation senior to the Common Stock with respect to the declaration and payment of dividends, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
		2. Voting. At every meeting of the
shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common
Stock standing in his name on the transfer books of the Corporation.
					ARTICLE V

			Responsibility for the management of the business and conduct of the affairs of the Corporation shall be vested in the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:
		(a)  to make, alter, amend and repeal the
ByLaws, subject  to the power of the
shareholders  to alter or repeal the By-Laws;
and
	(b) to adopt a corporate seal.

					ARTICLE VI

			The Corporation may, upon adoption of a
resolution by its Board of Directors, purchase
its own shares to the extent of unreserved and
unrestricted capital surplus available therefor.
The Board of Directors of the Corporation may,
from time to time, in its discretion and without
the  prior approval of the shareholders of the
Corporation, distribute a portion of its assets
to the shareholders out of capital surplus of
the Corporation.
					ARTICLE VII
		Subject to the provisions hereof, the
Corporation reserves the right at any time, and
from time  to  time, to amend, alter, repeal, or
rescind any provision contained herein, in the
manner now or hereafter  prescribed by law, and
other  provisions authorized  by the laws of the
State of Delaware  at the  time in force may be
added or inserted, in  the manner  now or
hereafter prescribed by law; and  all rights,
preferences  and privileges  of  whatsoever
nature conferred upon stockholders, directors or
any other persons whomsoever by and pursuant  to
these Articles of Incorporation in its present
form or  as hereafter amended  are  granted
subject  to   this reservation.
					ARTICLE VIII
				DESIGNATION OF COMMITTEES
		In  furtherance and not in limitation
of  the powers  conferred by statute, the Board
of Directors is expressly authorized by a
majority of the  whole Board of  Directors,  to
designate  one  or   more committees, each
committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it;
provided, however, the By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

				ARTICLE IX

	RIGHTS TO PURCHASE SECURITIES AND OTHER
PROPERTY
The Board of Directors is expressly authorized to create and issue rights entitling the holders of such rights to purchase from the Corporation shares of capital stock or other securities or property. The Board of Directors shall have, in its sole discretion, the authority to determine the time at which and terms upon which such rights are to be issued and set forth in the contracts or instruments that evidence such rights.
			ARTICLE X
	DIRECTOR LIABILITY INDEMNIFICATION

	A  director of the Corporation shall  not
be personally liable to the Corporation or its
stockholders for monetary damages for breach of
duty or care or other duty as a director, except
for liability (i) for any appropriation, in
violation of his duties, of any business
opportunity of the Corporation, (ii) for acts or
omissions not in good faith or which involve
intentional misconduct or a knowing violation of
law, (iii) or any type of liability not
contemplated by section 145 of the General Corporation
Law of Delaware, or (iv) for any transaction
from which the director derived an improper
personal benefit.  If the General Corporation
Law of Delaware is hereafter amended to
authorize further elimination or limitation of
the liability of the directors, then the
liability  of the director shall be eliminated
or limited to  the fullest extent permitted by
the General Corporation Law of Delaware, as
amended.  In addition to the limitation on
personal liability of directors provided
herein, the Corporation shall, to the fullest
extent permitted by the General Corporation Law
of Delaware, (x) indemnify its officers and
directors and (y) advance expenses incurred by
such officers or directors in relation to any
action, suit or proceeding. Any repeal or
modification of this Article VI by the
stockholders of the Corporation shall be
prospective only, and shall not adversely
affect  any limitation on the personal liability
or right to indemnification or advancement of
expenses hereunder existing at the time of  such
repeal or modification.
	IN  WITNESS  WHEREOF,  Interactive
MultiMedia Publishers,  Inc.  has  caused  these
Amended and Restated  Articles of Incorporation
to  be  executed and its  corporate seal to be
affixed by  its  duly authorized  representative
as of  this  ___day of _________,	1996.

Interactive MultiMedia Publishers Inc.
By _______________________
P. Joseph Vertucci, President

				BYLAWS
				  OF
	INTERACTIVE MULTIMEDIA PUBLISHERS, INC.
				ARTICLE I
			SHAREHOLDERS
	Section 1.1 Annual Meeting. The annual
meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Ohio, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 733 West Market Street,
Suite B5, Akron, Ohio, on the first Tuesday of September of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of Shareholders held within the year that such meeting shall be in lieu of the annual meeting.
	Section 1.2 Special Meetings: Call and
Notice of Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, the President, or upon written request of the holder(s) of at least twenty-five percent (25%) of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Ohio, as is stated in the call and notice thereof. Written notice of such meeting of Share holders, stating the time and place of the meeting, and the purpose of any special meeting shall be mailed to each Shareholder entitled to vote at or to notice of such meeting at his or her address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such Shareholder waives notice of the meeting. Any Shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at nor the purpose of any meeting need be stated in the waiver of notice of such meeting.
	Notice of any meeting may be given by the President, the Secretary or by the person(s) calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

		Section 1.3 Quorum: Required Shareholder
Vote.
 A quorum for the transaction of business at any
annual or special meeting of Shareholders  shall
exist  when  the  holders  of a  majority of the
outstanding  shares entitled to vote are
represented either in person or by proxy at such
meeting.  If  a quorum  is  present,  the
affirmative  vote  of  the majority  of the
shares represented at the  meeting and entitled
to vote on the special matter shall  be the act
of the Shareholders unless a greater vote is
required by law, by the Articles of
Incorporation or by these  Bylaws. When a quorum
is once present  to organize  a  meeting, the
Shareholders  present may continue  to do
business at the meeting  or at  any adjournment
thereof, notwithstanding the withdrawal of
enough Shareholders to leave less than a quorum.
The  holders  of  a  majority of the  voting
shares represented at a meeting, whether or not
a quorum is present, may adjourn such meeting
from time to time.
		Section  1.4 Proxies. A Shareholder  may
vote either  in  person or by a proxy which he
has  duly executed  in writing. No proxy shall
be valid  after eleven  (11)  months from the
date of its  execution unless a longer period is
expressly provided in  the proxy.
		Section  1.5	Action of Shareholders
Without Meeting. Any action required to be or which may be taken at a meeting of the Shareholders, may be taken without a meeting if written consent, setting forth the actions so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as unanimous affirmative vote of the Shareholders and shall be filed with the minutes of the proceedings of the Shareholders.
				ARTICLE II - DIRECTORS

		Section  2.1 Power of Directors. The Board
of Directors   shall   manage  the  business
of the Corporation and may exercise all the
powers  of the Corporation, subject to any
restrictions imposed  by law,  by  the Articles
of Incorporation  or  by  the Bylaws.
	Section 2.2 Composition of the Board. The
Board of  Directors  of the Corporation shall
consist  of between three and nine natural
persons of the age of eighteen years or over,
except that if all shares of the Corporation are
owned beneficially and of record by  less than
three (3) shareholders, the number  of Directors
may be less than three but not less  than the
number of shareholders. Directors need  not  be
residents of  the State of Ohio or Shareholders
of the Corporation.  At  each  annual   meeting
the Shareholders  shall fix the number of
Directors and elect  the  Directors, who shall
serve  until their successors are elected and
qualified; provided  that the Shareholders may,
by the affirmative vote of the holders of a
majority of the shares entitled to vote at an
election of Directors increase or reduce the
number of Directors and add or  remove
Directors with or without cause at  any time.
	Section	2.3 Meeting of the Board:  Notice
of Meeting; Waiver of Notice.

 The annual meeting of the Board of  Directors
for the  purpose  of  electing officers and
transacting such other business as may be
brought  before the meeting shall be  held each
year immediately  following the annual  meeting
of Shareholders.  The  Board  of  Directors
may by resolution provide for the time and place
of other regular  meetings  and  no notice  of
such regular meeting need be given, except as
provided in Article VII  of these Bylaws, in
which case notice shall  be given.  Special
meetings of the Board  of  Directors may  be
called  by the President,  or  by  two  (2)
Directors, and written notice of the time and
place of  such meetings shall be given to each
Director by telephone, telegraph, cablegram,
Federal Express or in  person at least two (2)
days before the meeting. Any  Director may
execute a waiver of notice, either before or
after any meeting, and shall be deemed  to have
waived notice if he is present at such meeting.
Neither  the business to be transacted at,  nor
the purpose  of,  any meeting of the Board of
Directors need be stated in the notice or waiver
of notice  of such meeting. Any meeting may be
held at any  place within or without the State
of Ohio.
		Section  2.4  Quorum:  Vote  Requirement
 . A majority  of  the Directors in office  at
any time shall constitute  a quorum for the
transaction  of business  at any meeting. When a
quorum is present, the  vote  of  a  majority of
the Directors  present shall be the act of the
Board of Directors, unless a greater   vote  is
required by the Articles of Incorporation or by these Bylaws.
Section  2.5  Action of the Board Without
Meeting.
  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as an unanimous affirmative vote of the Board of Directors or committee, as the case may be.

	Section 2.6 Committees. The Board of
Directors, by  resolution adopted by a majority
of all  of  the Directors,  may designate from
among its members  an Executive Committee, and /
or other committees, each composed  of  two (2)
or more Directors,  which  may exercise such
authority as is delegated by the Board of
Directors, provided that no committee shall have
the authority of the Board of Directors in
reference to (a) an amendment to the Articles of
Incorporation or  the  Bylaws of the
corporation, (b) the adoption of  a plan of
merger or consolidation, (c) the sale, lease,
exchange  or other disposition  of  all  or
substantially all of the property and assets of
the Corporation, or (d) a voluntary dissolution
of  the Corporation or a revocation thereof.
				Section  2.7 Vacancies.
 A vacancy occurring in  the  Board of Directors
by reason of the removal of a Director by the
Shareholders shall be filled by the
Shareholders, or, if authorized by the
Shareholders, by the remaining Directors. Any
other vacancy occurring in the Board of
Directors may  be filled by the affirmative vote
of a majority of  the remaining  Directors
through less than a  quorum  of the  Board  of
Directors, or by the sole  remaining Director,
as the case may be, or, if the vacancy  is not
so  filled, or if no Director remains,  by  the
Shareholders. A Director elected to fill  a
vacancy shall serve  for  the  unexpired  term
of his predecessor in office.
		ARTICLE III  OFFICERS Section 3.1
Executive Structure of the Corporation
 .  The officers of the Corporation shall consist
of a President, a Secretary, a Treasurer and
such  other officers as may be elected by the
Board of Directors. Each officer shall hold
office for the term  for  which  he has been
elected  until  he  is removed or his successor
has been elected and qualified. The same
individual may  simultaneously hold more than
one office in the Corporation. The Board of
Directors may designate  a Vice  President as an
Executive Vice  President  and may designate
the  order  in  which  other   Vice Presidents
may act.
		Section 3.2 President. The President shall
be the  chief executive officer of the
Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the Shareholders.
		Section 3.3 Vice President. The Vice
President shall act in the case of absence or disability of the President.

		Section 3.4 Secretary. The Secretary shall
keep the minutes of the proceedings of the
Shareholders and of the Board of Directors, and
shall have custody of and attest to the seal of
the Corporation.
		Section 3.5 Treasurer. The Treasurer shall
be responsible for the maintenance of proper
financial books and records of the Corporation.
Section  3.6 Other Duties and Authority.  Each
officer, employee and agent of the Corporation
shall have  such  other  duties and authority
as  may  be conferred  upon  him by the Board
of  Directors  or delegated to him by the
President.
		Section  3.7 Removal of Officers. Any
officer may  be  removed  at  any  time  by  the
Board of Directors,  and such vacancy may be
filled by the Board of Directors. This provision
shall not prevent the  making  of  a  contract
of employment  for  a definite  term  with any
officer and shall  have  no effect  upon  any
cause of action which any  officer may  have  as
a result of removal in  breach  of  a contract
of employment.
		Section  3.8 Salaries. The salaries of the
officers of  the Corporation shall be fixed from
time to time by  the  Board  of  Directors. No
officer  shall  be prevented  from receiving
such salary by  reason  of the   fact  that  he
is also  a  Director  of  the Corporation.

		ARTICLE IV

- STOCK Section 4.1 Stock Certificates. The
shares of stock  of  the  Corporation shall be
represented  by certificates in such form as may
be approved by the Board of Directors,  which
certificates shall be issued to the Shareholders
of the Corporation in numerical order from  the
stock  book   of           the Corporation, and
each of which shall bear  the name of the
Shareholder, the number of shares represented
and the date of issue; and which shall be signed
by the President and / or the Secretary and
which shall be sealed with the seal of the
Corporation. No share certificate  shall be
issued until the consideration for  the  share
represented thereby has  been  fully paid.
		Section 4.2 Transfer of Stock. Shares of
stock of the Corporation shall be transferred
only on the books of the Corporation upon
surrender to the Corporation of the
certificate(s) representing the shares to be
transferred, accompanied by an assignment  in
writing of  such  shares properly executed by
the shareholder of record or his or her duly
authorized attorney-in-fact, and with all taxes
on the transfer having been paid. The
Corporation may refuse any requested transfer
until furnished evidence satisfactory to it that
such transfer is proper.  Upon the surrender of
a certificate for transfer of stock, such
certificate shall at once be conspicuously
marked on its face "cancelled" and filed with
the permanent stock records of the Corporation.
The Board of Directors may make  such additional
rules concerning the issuance,  transfer and
registration of stock and requirements regarding
the establishment of lost, destroyed or
wrongfully taken stock certificates (including
any requirement of  an indemnity  bond prior to
issuance of any replacement certificate) as it
deems appropriate.
		Section  4.3  Registered  Stockholders.
The Corporation may deem and treat the holder of
record of  stock as the absolute owner for all
purposes and shall  not  be  required to take
any notice  of  any right or claim of right of
any other person.
	Section	4.4 Record Date.
For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

		Section	4.5 Restriction on Transfer of
Stock.

No transfer of any shares of stock of the
Corporation (other than transfer without
consideration to permitted transferees) shall be
made on the books of the Corporation, and no
unregistered transfer of any legal or equitable
interest  in  any such shares shall be made  or
be effective  unless all the provisions of this
Bylaw shall have been complied with. Permitted
transferees shall include only the heirs, the
personal representative, spouse or descendants
of the Shareholders  or any trust for the sole
benefit of any  one  or more of these permitted
transferees  or any existing Shareholder. First,
the shares shall be offered  in  writing  to
the Corporation  and  its Shareholders  for sale
to them at a price  fixed  in such  offer.  The
Corporation may, within  ten  (10) days  after
the  receipt  of  such  written  offer, purchase
all or any part of such shares by  mailing or
delivering a written acceptance to that effect
to the  person  making such offer. If  the
Corporation shall  accept  such offer in whole
or in  part,  it shall  specify a settlement
date not more than  five (5)  days after the
date of such acceptance for  the delivery to it,
against payment, of the certificates
representing   the shares   so   purchased.
Such certificates  shall be delivered duly
endorsed for transfer  with  signature
guarantee  and with  all required  tax  stamps
affixed  or  with funds  for payment of such
taxes. If the Corporation shall  not purchase
all of such shares, the Corporation  shall, on
behalf  of the registered owner promptly  notify
its Shareholders in writing, by mail,  or
personal delivery   that  the  balance  of  such
shares is available for purchase by Shareholders
at the price specified  in the offer. Each
shareholder may  elect to  purchase  all or any
part of such shares  by  a written  acceptance
to that effect received  by  the Corporation
within fifteen (15) days after the  date of
mailing or delivery of such notification. If the
Shareholders shall elect to purchase in the
aggregate  more  shares  than  are  available,
the available   shares  shall  be  divided
among the accepting  Shareholders  in
proportion to their registered  ownership of
shares of the Corporation, rounding  out
fractions of shares, if any, in  favor of
smaller Shareholders, and without allocating  to
any  Shareholder shares which he does not desire
to purchase.  Such apportionment shall be made
by  the President of the Corporation, and he
shall  fix  the earliest practicable  settlement
date for the completion of the purchase of such
shares and shall notify  all interested persons
of the apportionment and  the settlement date by
such means as he shall deem sufficient. Promptly
after such settlement, or if no Shareholders
elect to purchase  such  shares then promptly
after the expiration of the time  for such
election, the President shall determine whether
all  of  the provisions of  this  Bylaw  have
been complied with, and if they have, he  shall
declare the unpurchased shares free shares and
shall notify the  registered owner of such
determination.  For a period  of  three (3)
months beginning on the first full   business
day  following  the  date  of  such notification
the shares so declared to be  free  may be  sold
by the owner thereof to any person, whether or
not a shareholder, at a price not less than  and
on  terms no less favorable than the price and
terms in  which the shares were offered to the
Corporation and  its  Shareholders. After such
three  (3)  month period,  such shares shall
again be subject  to  the restrictions imposed
by this Bylaw. The  President's decision
regarding  the  apportionment  among   the
Shareholders, the settlement  and   all
matters relating  to the interpretation of this
Bylaw  shall be  final.  In  the absence of the
President,  such decisions shall be made by the
Senior Vice President,  if  any,  and  if  not,
then   by   the Secretary.  Shares transferred
to any individual  or entity shall remain
subject to the restrictions  and provisions of
this section.
		Shares  that are restricted pursuant  to
this section   shall  be  so  indicated  by
having   the following legend on each
certificate:
			"Notice  is hereby given that  the
sale, assignment,   transfer,   pledge
or other disposition  of  the shares  of
capital  stock represented by this
certificate is  subject  to the  transfer
restrictions contained within the Bylaws
of the Corporation, a copy of which  is on
file in the Office of the Secretary of  the
Corporation."
	To  the extent this section conflicts with
any Buy-Sell Agreement between the Corporation
and  its Shareholders, such Buy-Sell Agreement
shall control.
			Section   4.6  The  Corporation may issue
Certificates for Common Stock Purchase Options.
 Said Certificates  shall be issued subject to
terms  and conditions  set  by  the Board of
Directors,  which shall provide  for  the terms
for  exercising  said Certificates by
surrendering said Certificate(s)  to exercise
an  option  to purchase  stock.  All  such
Certificates and the Shares issued pursuant
thereto shall be   restricted,  unless   and
until the Corporation is successful in
procuring a registration for said shares. The
pricing  for  such shares   shall  be
determined  by  the   Board of Directors.
				ARTICLE V - DEPOSITORIES, SIGNATURES,
SEAL
		Section	5.1  Depositories.
All funds of  the Corporation  shall be
deposited in the name of the Corporation in such bank(s) or other financial institutions as the Board of Directors may from time to time designate and shall be drawn down on checks, drafts or other orders signed on behalf of the Corporation by such person(s) as the Board of Directors may from time to time designate.
	Section 5.2 Contracts and Deeds. All
contracts, deeds and other instruments shall be signed on behalf of the corporation by the President or by such other officer(s) or agent(s) as the Board of Directors may from time to time by resolution provide. Section
5.3 If the seal is affixed to a document, the signature of the Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any documents and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

							ARTICLE VI - INDEMNITY

Any  person  who  was or  is  a  party  or  is
threatened  to  be made a party to  any
threatened, pending or  completed action, suit
or  proceeding, whether    civil, criminal,
administrative or investigative, including any
action  by  or  in  the right of the
Corporation, by reason of the fact that he  or
she is or was a Director or Officer  of  the
Corporation, or is or was serving at the request
of the  Corporation as a Director of Officer of
another corporation,  partnership, joint
venture, trust  or other  enterprise,  shall  be
indemnified  by the Corporation  against
expenses, including  reasonable attorney fees,
judgments, fines and amounts paid  in settlement
actually and reasonably incurred  by  him in
connection with such action, suit or proceeding,
unless  that person failed to meet the standards
of conduct set forth in the General Corporation
Law  of Delaware.
ARTICLE VII - AMENDMENT OF BYLAWS
		The Board of Directors shall have the
power to alter, amend  or  repeal the Bylaws  or
adopt  new Bylaws,  but  any Bylaws adopted by
the  Board  of Directors  may be altered,
amended or  repealed  and new Bylaws adopted  by
the  Shareholders.  The Shareholders  may
prescribe that any Bylaws  adopted by them shall
not be altered, amended or repealed by the Board
of Directors. Action by the Directors with
respect to the Bylaws shall be taken by an
affirmative  vote  of  a  majority  of  all  of
the Directors then in office. Action by the
Shareholders with  respect  to the Bylaws shall
be  taken  by  an affirmative  vote  of  a
majority  of  all   shares outstanding  and
entitled to vote. Prior to any action under this Article, seven (7) days written notice
(in accordance with the requirements of Article II, Section 2.3) shall be given to the Directors, and ten (10) days written notice (in accordance with the requirements of Article I, Section 1.2) shall be given to the Shareholders.
			I, P. Joseph Vertucci, President of
Interactive MultiMedia Publishers, Inc., certify that the foregoing are the By-Laws of said
Company, adopted May 23, 1996.

_______________________
Dr. P. Joseph Vertucci
President
CONSULTING SERVICES AGREEMENT

	This Agreement, executed on the date (or
dates) set forth below, by and between:
		Interactive  MultiMedia  Publishers,
Inc.,  a Delaware corporation with its
principal  place  of business located at
Highland Square Building Suite B5, 733 West
Market Street, Akron, Ohio 44303, acting through
its  authorized representative  Dr.  Joseph
Vertucci,  and hereafter referred to as
"Interactive MultiMedia Publishers";
-  and -
Douglas Furth., a individual with  his principal
place of business located  at  714  Arbor Way,
Aurora, Ohio 44202, and hereafter referred  to
as "D.Furth"; Declare  as their mutual intent
and purpose  as follows. Interactive  MultiMedia
Publishers  desires  to retain D. Furth to
perform corporate services,  more fully
described on Exhibit A, and D. Furth agrees to
provide  these  services more  fully  described
on Exhibit  A  and, with both parties intending
to  be legally bound, Interactive MultiMedia
Publishers and D.  Furth  hereby  agree  to
adopt  this Consulting Services  Agreement,
pursuant  to  the  terms and conditions set
forth below.
	1.  Furth  will provide consulting services
as described on Exhibit A ("Services").
Following  the  execution of this Consulting
Services Agreement, and upon the reasonable
request of Interactive MultiMedia Publishers,
D.  Furth  shall  immediately   provide
Interactive  MultiMedia Publishers with Services
by the employees and / or agents of D. Furth,
rendered in accord with the terms of this
Agreement.
	2.  D. Furth will provide Services in
accordance with  all applicable laws and
regulations, including but  not  limited to, the
rules of ethical standards of  the  Securities
and Exchange Commission and  the National
Association of Security Dealers, Inc.
	  3. Individuals who perform Services for
or on behalf of D. Furth for Interactive
MultiMedia Publishers shall be considered the
agents, consultants, contractors or employees of
D.  Furth. The relationship between D. Furth
and  Interactive MultiMedia Publishers is solely
one of  independent contractor.  Nothing herein
shall be construed or interpreted  to deem the
relationship between Interactive MultiMedia
Publishers,  Inc. and  D.  Furth  as  an
employeremployeesrelationship.  D. Furth  and
Interactive MultiMedia  Publishers shall each
designate  one  or more   of their  employees
as  primary   contacts (representatives), who
shall be  designated  at  the end  of  this
Agreement, and authorized  to  act  on their
behalf  in  all  matters relating  to   this
Agreement.
	4.  D.  Furth shall select personnel to
perform Services for Interactive MultiMedia
Publishers, Inc. who are qualified to perform
the requested services. Interactive   MultiMedia
Publishers may reject personnel if professional
qualifications are unsatisfactory to Interactive
MultiMedia Publishers.
	5.  In  consideration for the  services  to
be performed   by  D.  Furth,  Interactive
MultiMedia Publishers  agrees to sell to D.
Furth  Four Hundred Thousand  [400,000] shares
of the  common stock  of Interactive MultiMedia
Publishers on the  terms and conditions  as  set
forth on the  Option Agreement attached  hereto
as  Exhibit  B. Services  to be performed by D.
Furth under this Agreement shall be in
consideration  of  the  compensation described
above,  which shall in no way be construed as
being paid  for the purchase or sale of any of
Interactive MultiMedia  Publishers securities,
either  for D. Furth's  own account or as a
broker, nor shall this Agreement  and  the  fee
paid hereunder require D. Furth  to  make  a
market  for  the  securities of Interactive
MultiMedia Publishers.
	6. In connection with this agreement,
D.Furth and Interactive MultiMedia Publishers
mutually agree that  they  will  indemnify and
hold  harmless  each other   and   such  other's
respective   directors, officers,  employees and
each person,  if  any,  who controls  such
other entity within the  meaning of Section  15
of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (any and all of whom are referred to as "Indemnified
Party") from and against any and all losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified
Party in connection with the preparation for or defense of any claim, action, or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transactions covered by this Agreement or the performance of the services provided for herein; provided, however, that such party will not be liable hereunder to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court to have resulted from gross negligence or bad faith in performing the services described herein. This provision shall survive termination of this Agreement.
      7. The term of this Agreement shall be for one year, commencing on October 1, 1996 and continuing through to September 30, 1997.


     8. (a) Interactive MultiMedia Publishers
and D. Furth will not, unless otherwise required
by law, either  during  or subsequent to the
term of  this Agreement,   directly  or
indirectly disclose or publish  to  any
unauthorized person any information designated
in writing as secret or confidential by
Interactive  MultiMedia Publishers or  by  D.
Furth without the written consent of the other
party;  nor will  either  party  disclose to
anyone  other  than Personnel of one of the
parties, or use in  any  way other than in the
course of the performance of  this Agreement,
any information not known to the  general public
or  recognized as standard practice,  whether
acquired or  developed during performance  of
this Agreement  obtained from either  party  or
obtained prior to contract.
	(b)  Neither party shall be obligated by
this Section 10 with respect to any information
which  is published  or becomes publicly
available through no fault of  the party
receiving such information under this
Agreement; or rightfully received from  third
parties; is developed independently; or is in
their possession  five (5) years after the
effective  date of  this  Agreement.  Each party
is  likely  to be exposed to certain business
information of the other party not related  to
the  Services,  which is considered by the other
party to be proprietary and confidential,
including but not limited to customer, product
and  financial  information. The  parties hereto
agree to avoid the unauthorized dissemination or
publication  of such proprietary information by
using the same degree of care with regard  to
such information  and  the same methods  to
prevent the publication thereof as each employs
with respect to its own proprietary information
of a similar nature.  Upon termination  or
expiration   of this Agreement,  D.  Furth  will
return  to Interactive MultiMedia  Publishers
all  material, written or descriptive,
including, but not limited to drawings, program
listings, flowcharts, descriptions or  other
papers   or   documents which  contain any such
confidential information if requested. (d) The confidentiality obligation imposed hereunder shall survive the termination of this Agreement.

9. All notices, demands, payments and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made by recognized courier service or by U.S. Mall, certified, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

10.  This Agreement shall be binding  on, and
inure  to  the  benefit of, the parties  hereto
and their respective heirs, legal
representatives, successors  or assigns. Neither
party shall assign its obligations hereunder
without  the   express written consent of the
other party.

	11. The following Exhibits, annexed hereto or incorporated herein are hereby made a part of this Agreement.

	This Agreement constitutes the entire
Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto or their successors.

IN  WITNESS WHEREOF, the parties have affixed
their signatures below and attest to their
adoption of  the  above  terms and the attached
exhibits and expressly  acknowledge receipt of
a  copy  of this complete document.
Douglas G. Furth         Interactive
                         MultiMedia Publishers,
                         Inc.
By______________________ By____________________
Douglas G.Furth          Dr. Joseph Vertucci,
                         President
Dated :___________       Dated:______________

EXHIBIT A SERVICES
Consulting services to be provided by D.Furth
shall be as follows:
		1. Assist and advise from a stragetic
point of view regarding alliance considerations
and objectives of Interactive MultiMedia
Publishers with International  Management Group
and alternatives  to accomplish such strategic
matters;
		2. Assist and advise from a stragetic
point of view  with respect to the desirability,
feasibility, structure  and terms of proposed
United States  Golf Association   Phase  II
implementation   plan and alternatives  thereto,
including participating with representatives of
Interactive MultiMedia Publishers in discussions
and negotiations;
		3.  In  the  event that Interactive
MultiMedia Publishers  shall at some future time
consider  any merger  or acquisition
transactions related to  golf projects,  D.
Furth will assist and advise  from  a financial
point  of  view with  respect   to the
feasibility and structure of possible responses
on the part of Interactive MultiMedia Publishers
to any such proposed acquisition or merger
transaction;
	4. To develop favorable public relations
around the  USGA  activity; current and  new
technologies, company personnel and executives,
corporate history, past accomplishments and
future goals, sales and earnings,   expansion
programs, and management philosophy  and other
salient  subjects  that  will enhance   the
corporate   image   of	Interactive MultiMedia
Publishers, Inc. such publicity will result from press presentations and from special press interviews.
	 5.  Such  other advisory services  as  may
be mutually agreed upon.

CONSULTING SERVICES AGREEMENT
This Agreement, executed on the date (or dates)
set forth below, by and between:
Interactive MultiMedia Publishers, Inc., a
Delaware corporation with its principal place of
business located  at Highland Square Building
Suite B-5,  733 West   Market  Street,  Akron,
Ohio  44303,  acting through  its  authorized
representative  Dr.  Joseph Vertucci,  and
hereafter referred to as"Interactive MultiMedia
Publishers";
- and -
Thomas Furth., a individual with his principal
place of  business located at 9 East Garfield
Rd., Aurora, Ohio 44202, and hereafter referred
to as "T. Furth"; Declare  as  their  mutual
intent and  purpose  as follows.
	Interactive  MultiMedia Publishers  desires
to retain T. Furth to perform corporate
services, more fully described on Exhibit A, and
T. Furth agrees to provide  these  services
more  fully described  on Exhibit  A  and, with
both parties intending  to  be legally bound,
Interactive MultiMedia Publishers and T.  Furth
hereby  agree to adopt  this  Consulting
Services  Agreement, pursuant  to  the  terms
and conditions set forth below.
1.  Furth  will provide consulting services
as described  on Exhibit A ("Services").
Following the execution of this Consulting
Services Agreement, and upon   the   reasonable
request   of Interactive MultiMedia  Publishers,
T. Furth shall  immediately provide Interactive
MultiMedia  Publishers   with Services  by  the
employees and / or  agents  of T. Furth,
rendered in accord with the  terms  of this
Agreement.
2. T. Furth will provide Services in accordance
with  all applicable laws and regulations,
including but  not  limited to, the rules of
ethical standards of  the  Securities and
Exchange Commission and  the National
Association of Security Dealers, Inc.
3.  Individuals who perform Services for or on
behalf of T. Furth for Interactive MultiMedia
Publishers   shall   be   considered   the
agents, consultants, contractors or employees of
T.  Furth. The  relationship between T. Furth
and Interactive MultiMedia  Publishers is solely
one of  independent contractor. Nothing herein
shall be  construed  or interpreted   to   deem
the  relationship between Interactive MultiMedia
Publishers, Inc. and T. Furth as an employer-employees relationship. T. Furth and Interactive
MultiMedia Publishers shall each designate one or more of their employees as primary contacts
(representatives), who shall be designated at the end of this Agreement, and authorized to act on their behalf in all matters relating to this Agreement.

	4.  T.  Furth shall select personnel to perform
Services for Interactive MultiMedia Publishers,
Inc. who are qualified to perform the requested
services. Interactive MultiMedia Publishers may
reject personnel if professional  qualifications
are unsatisfactory to Interactive MultiMedia
Publishers.
5.  In  consideration for the services  to  be
performed by T. Furth, Interactive  MultiMedia
Publishers agrees to sell to T. Furth Hundred
Thousand [100,000]  shares of the common stock
of  Interactive MultiMedia Publishers on the
terms and conditions as set forth on the Option
Agreement attached hereto as Exhibit  B.
Services to be performed  by  T.  Furth under
this Agreement shall be in consideration  of the
compensation described above, which shall in  no
way  be construed as being paid for the purchase
or sale  of  any  of Interactive MultiMedia
Publishers securities, either for T. Furth's own
account or  as a  broker, nor shall this
Agreement and the fee paid hereunder require T.
Furth to make a market for  the securities of
Interactive MultiMedia Publishers.
	6.  In connection with this agreement, T.Furth
and Interactive MultiMedia Publishers mutually
agree that  they  will  indemnify and hold
harmless  each other   and such  other's
respective   directors, officers,  employees and
each person,  if  any, who controls  such  other
entity within the meaning  of Section  15 of the
Securities Act of 1933 or Section 20  of the
Securities Exchange Act of 1934 (any  and all
of whom are referred to as "Indemnified Party")
from and against any and all losses, claims,
damages and  liabilities,  joint or several
(including  all legal  or other expenses
reasonably incurred by  any Indemnified Party in
connection with the preparation for  or defense
of any claim, action, or proceeding, whether or
not resulting in any liability), to which such
Indemnified Party may become subject under  any
applicable federal or state law or otherwise
caused by  or  arising out of, or allegedly
caused  by or arising  out  of, this Agreement
or any transactions covered by this Agreement or
the performance of  the services  provided  for
herein;  provided,  however, that such party
will not be liable hereunder to  the extent that
any loss, claim, damage or liability is found
in a final non-appealable judgment by a court to
have resulted from gross negligence or bad faith
in  performing the services described herein.
This provision shall   survive  termination   of
this Agreement.
	7. The term of this Agreement shall be for one
year,  commencing on October 1, 1996 and
continuing through to September 30, 1997. 8. (a)
Interactive MultiMedia Publishers and T. Furth
will not, unless otherwise   required  by  law,
either   during or subsequent  to the term of
this Agreement, directly or indirectly disclose
or   publish to  any unauthorized  person any
information  designated in writing  as  secret
or confidential by Interactive MultiMedia
Publishers or by T.  Furth without  the written
consent of the other party; nor will  either
party disclose to anyone other than Personnel of
one of  the parties, or use in any way other
than in the course  of  the performance of this
Agreement,  any information not  known  to the
general  public or recognized as standard
practice, whether acquired or developed during
performance  of  this  Agreement obtained  from
either party or  obtained  prior to contract.
(b)  Neither party shall be obligated by this
Section 10 with respect to any information which
is published  or becomes publicly available
through no fault  of the party receiving such
information under this  Agreement; or rightfully
received from  third parties; is developed
independently; or is in  their possession  five
(5) years after the effective  date of  this
Agreement.  Each party  is  likely  to be
exposed to certain business information of the
other party not  related  to  the  Services,
which is considered by the other party to be
proprietary and confidential, including but not
limited to customer, product   and  financial
information. The  parties hereto agree to avoid
the unauthorized dissemination or  publication
of such proprietary information by using  the
same degree of care with regard  to such
information  and  the same methods  to prevent
the publication thereof as each employs with
respect to its own proprietary information of a
similar nature. (c)  Upon  termination or
expiration of this Agreement,  T.  Furth  will
return  to Interactive MultiMedia  Publishers
all  material, written or descriptive,
including, but not limited to drawings, program
listings, flowcharts, descriptions or  other
papers or documents which contain any such
confidential information if requested.
	(d)  The  confidentiality  obligation
imposed hereunder  shall  survive the
termination of  this Agreement.
9.  All  notices, demands, payments and other
communications required or permitted hereunder
shall be in writing and shall be deemed to have
been given on  the date delivery is
acknowledged, and shall be made  by recognized
courier service or by U.S. Mall, certified,
return receipt requested, to the address of
each  party  set  forth in the heading  of  the
Agreement, or to such other address as either
party may substitute by written notice to the
other party.
10.  This Agreement shall be binding  on, and
inure to  the  benefit of, the parties  hereto
and their respective heirs, legal
representatives, successors  or assigns. Neither
party  shall assign its obligations hereunder
without  the   express written consent of the
other party.
	11. The following Exhibits, annexed hereto
or incorporated herein are hereby made a part
of this Agreement. f) This Agreement constitutes
the entire Agreement  and  understanding
between  the parties hereto   and   integrates
all  prior negotiations, discussions   and
agreements between    them.  No modifications
of the terms of this Agreement shall be   valid
unless  in  writing  and  signed by  an
authorized  representative of each party  hereto
or their successors.
IN  WITNESS WHEREOF, the parties have affixed
their signatures below and attest to their
adoption of  the  above  terms and the attached
exhibits and expressly  acknowledge receipt of
a  copy  of this complete document.
Thomas Furth                 Interactive
                             MultiMedia
                        Publishers, Inc.
By_____________________ By _________________
Thomas Furth            Dr. Joseph Vertucci,
                        President
Dated:_______               Dated : _________

EXHIBIT A SERVICES
		Consulting services to be provided by T.
Furth shall be as follows:
	1. Assist and advise from a legal point of view regarding pending litigation;
			2.  Assist and advise from a legal  point
of view with respect to the desirability, feasibility, structure and terms of proposed
United States  Golf Association Phase

II  implementation  plan and  alternatives
thereto, including  participating  with
representatives of Interactive MultiMedia
Publishers in discussions and negotiations;
			3.  In  the event that Interactive
MultiMedia Publishers  shall at some future time
consider  any merger  or acquisition
transactions related to  golf projects,  T.
Furth will assist and advise  from  a legal
point of view with respect to the feasibility
and  structure of possible responses on the part
of Interactive  MultiMedia  Publishers  to   any
such proposed acquisition or merger transaction;
4.  Such  other advisory services  as  may be
mutually agreed upon.
CONSULTING SERVICES AGREEMENT
This Agreement, executed on the date (or dates)
set forth below, by and between:  Interactive
MultiMedia  Publishers,  Inc.,  a Delaware
corporation with its  principal  place  of
business located at Highland Square Building
Suite B5, 733 West Market Street, Akron, Ohio
44303, acting through  its  authorized
representative  Dr.  Joseph Vertucci,  and
hereafter referred to as "Interactive MultiMedia
Publishers";
- and -
			Creative   Corporate  Resources,   Inc.,
a corporation with his principal place of business located at 31 Donna Lane, Commack, New
York 11725, and hereafter referred to as "Creative";

Declare  as their mutual intent and purpose  as
follows.
	Interactive  MultiMedia Publishers  desires
to retain Creative to perform corporate
services,  more fully described on Exhibit A,
and Creative agrees to provide  these  services
more  fully  described  on Exhibit  A  and, with
both parties intending  to  be legally bound,
Interactive MultiMedia Publishers and Creative
hereby  agree  to  adopt  this  Consulting
Services  Agreement,  pursuant  to  the  terms
and conditions set forth below.
1. Creative will provide consulting services as
described  on Exhibit A ("Services"). Following
the execution of this Consulting Services
Agreement, and upon   the   reasonable   request
of	Interactive MultiMedia  Publishers,
Creative  shall  immediately provide Interactive
MultiMedia  Publishers   with Services  by  the
employees  and  /  or  agents  of Creative,
rendered in accord with the terms of  this
Agreement.
        2.   Creative  will  provide   Services
in accordance with all applicable laws and
regulations, including  but not limited to, the
rules of  ethical standards  of the Securities
and Exchange Commission and  the  National
Association of Security  Dealers, Inc.
     3.  Individuals who perform Services for or
on behalf   of   Creative  for  Interactive
MultiMedia Publishers   shall   be   considered
the   agents, consultants,  contractors or
employees of  Creative. The  relationship
between Creative  and  Interactive MultiMedia
Publishers is solely one of  independent
contractor.  Nothing herein shall  be  construed
or interpreted   to   deem  the  relationship
between Interactive MultiMedia Publishers, Inc.
and Creative as  an employer-employees
relationship. Creative and Interactive
MultiMedia   Publishers   shall   each designate
one or more of their employees as  primary
contacts  (representatives), who shall be
designated at  the end of this Agreement, and
authorized to act on  their  behalf  in all
matters relating  to  this Agreement.
     4.  Creative shall select personnel to
perform Services for Interactive MultiMedia
Publishers, Inc. who are qualified to perform
the requested services.Interactive MultiMedia
Publishers may reject personnel if professional
qualifications are unsatisfactory to Interactive
MultiMedia Publishers.
     5.  In  consideration for the  services to
be performed by Creative, Interactive MultiMedia
Publishers agrees to sell to Creative Two
Hundred Forty Thousand [240,000] shares of the
common stock of  Interactive MultiMedia
Publishers on the terms and conditions as set
forth on the Option Agreement attached hereto as
Exhibit  B. Services  to be performed by
Creative under this  Agreement shall be in
consideration of the compensation described
above, which shall in no way  be construed as
being paid for the purchase or sale  of  any  of
Interactive MultiMedia Publishers securities,
either for Creative's own account or as a
broker, nor shall this Agreement and the fee
paid hereunder require Creative to make a market
for  the securities of Interactive MultiMedia
Publishers.
6. In connection with this agreement, Creative
and Interactive MultiMedia Publishers mutually
agree that  they  will indemnify and hold
harmless  each other and such  other's
respective directors, officers, employees and
each person, if any,  who controls  such other
entity within the meaning of Section  15 of the
Securities Act of 1933 or Section 20 of the
Securities Exchange Act of 1934 (any  and all
of whom are referred to as "Indemnified Party")
from and against any and all losses, claims,
damages and  liabilities, joint or several
(including  all legal  or other expenses
reasonably incurred by  any Indemnified Party in
connection with the preparation for  or defense
of any claim, action, or proceeding, whether or
not resulting in any liability), to which such
Indemnified Party may become subject under  any
applicable federal or state law or otherwise
caused by  or arising out of, or allegedly
caused  by or arising  out  of, this Agreement
or any transactions covered by this Agreement or
the performance of  the services  provided  for
herein;  provided,  however, that such party
will not be liable hereunder to  the extent that
any loss, claim, damage or liability is found
in a final non-appealable judgment by a court to
have resulted from gross negligence or bad faith
in  performing the services described herein.
This provision shall survive termination of this
Agreement.
	7. The term of this Agreement shall be for one
year, commencing on October 1, 1996 and
continuing through to September 30, 1997.
	8.  (a) Interactive MultiMedia Publishers and
Creative will not, unless otherwise required by
law, either  during  or subsequent to the term
of  this Agreement,   directly  or indirectly
disclose or publish  to  any unauthorized person
any information designated  in writing as secret
or confidential by Interactive MultiMedia
Publishers or by Creative without the written
consent of the other party; nor will either
party  disclose to anyone  other  than Personnel
of one of the parties, or use in any  way other
than in the course of the performance of  this
Agreement, any information not known to the
general public or recognized as standard
practice,  whether acquired or  developed during
performance  of this Agreement  obtained from
either  party or obtained prior to contract.
	(b)  Neither party shall be obligated by
this Section 10 with respect to any information
which is published  or becomes publicly
available through no fault  of the party
receiving such information under this
Agreement; or rightfully received from  third
parties; is developed independently; or is in
their possession  five (5) years after the
effective  date of  this  Agreement.  Each party
is  likely  to be exposed to certain business
information of the other party   not  related
to  the  Services, which is considered by the
other party to be proprietary and confidential,
including but not limited to customer, product
and  financial  information. The  parties hereto
agree to avoid the unauthorized dissemination or
publication  of such proprietary information  by
using  the same degree of care with regard  to
such information and  the same methods  to
prevent  the publication thereof as each employs
with respect to its own proprietary information
of a similar nature.
(c)  Upon  termination or expiration  of this
Agreement, Creative will return to Interactive
MultiMedia  Publishers  all  material, written
or descriptive, including, but not limited to
drawings, program listings, flowcharts,
descriptions or  other papers   or   documents
which  contain   any such confidential
information if requested.
(d) The confidentiality obligation imposed hereunder shall survive the termination of this Agreement.

9.  All  notices, demands, payments and other
communications required or permitted hereunder
shall be in writing and shall be deemed to have
been given on  the date delivery is
acknowledged, and shall  be made  by recognized
courier service or by U.S. Mall, certified,
return receipt requested, to the  address of
each  party set  forth in the  heading  of  the
Agreement, or to such other address as either
party may substitute by written notice to the
other party.
10.  This Agreement shall be binding  on, and
inure  to  the  benefit of, the parties  hereto
and their   respective   heirs,  legal
representatives, successors  or assigns. Neither
party  shall  assign its obligations hereunder
without  the   express written consent of the
other party.
	11.  The  following Exhibits, annexed hereto or
incorporated herein are hereby made a part  of
this Agreement. f) This Agreement constitutes
the entire Agreement  and  understanding
between  the parties hereto   and   integrates
all  prior negotiations, discussions   and
agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto or their successors.
IN WITNESS WHEREOF, the parties have affixed their signatures below and attest to their adoption of the above terms and the attached exhibits and expressly acknowledge receipt of a copy of this complete document.

Creative Corporate Resources     Interactive
                                  MultiMedia
Inc.                        Publishers, Inc.
By ___________________ By __________________
Gary Cella             Dr. Joseph Vertucci,
                       President
Dated : ___________    Dated: ______________

 EXHIBIT A SERVICES

Consulting services to be provided by Creative
shall be as follows:
		1. Assist and advise from a stragetic
point of view regarding implementation of Golf
kiosk project;
		2. Assist and advise from a stragetic
point of view  with respect to the desirability,
feasibility, structure  and terms of proposed
United States  Golf Association Phase  II
implementation plan and alternatives  thereto,
including participating with representatives of
Interactive MultiMedia Publishers in discussions
and negotiations;
		3. To develop favorable public relations
around the  USGA  activity; current and  new
technologies, company personnel and executives,
corporate history, past  accomplishments and
future  goals,  sales  and earnings,   expansion
programs,   and   management philosophy  and
other salient  subjects  that  will enhance
the corporate   image   of Interactive
MultiMedia Publishers, Inc. such publicity will result from press presentations and from special press interviews.
		4.  Such  other advisory services  as  may
be mutually agreed upon.

CONSULTING SERVICES AGREEMENT

This Agreement, executed on the date (or dates)
set forth below, by and between:
		Interactive  MultiMedia  Publishers,
Inc.,  a Delaware  corporation with its
principal  place  of business located at
Highland Square Building Suite B5, 733 West
Market Street, Akron, Ohio 44303, acting through
its  authorized representative  Dr.  Joseph
Vertucci,  and hereafter referred to as
"Interactive MultiMedia Publishers";
- and -
			Market   Surveys   International,
Inc.,a corporation with his principal place of business located at 3349 Monroe Avenue, Suite 346, Rochester, New York 14618, and hereafter referred to as "MSI";

Declare  as their mutual intent and purpose  as
follows.
	Interactive  MultiMedia Publishers  desires
to retain MSI to perform corporate services,
more fully described  on Exhibit A, and MSI
agrees  to  provide these  services more fully
described  on  Exhibit  A and,  with  both
parties intending  to  be  legally bound,
Interactive  MultiMedia Publishers  and  MSI
hereby  agree  to  adopt  this  Consulting
Services Agreement, pursuant to the terms and
conditions  set forth below.
1.  MSI  will  provide consulting  services  as
described  on Exhibit A ("Services"). Following
the execution of this Consulting Services
Agreement, and upon the reasonable request of
Interactive MultiMedia Publishers, MSI shall
immediately provide Interactive  MultiMedia
Publishers with Services  by the  employees and
/ or agents of MSI, rendered  in accord with the
terms of this Agreement.
2. MSI will provide Services in accordance with
all  applicable laws and regulations, including
but not  limited  to, the rules of ethical
standards  of the  Securities  and  Exchange
Commission  and  the National Association of
Security Dealers, Inc.
3.  Individuals who perform Services for or  on
behalf  of MSI for Interactive MultiMedia
Publishers shall be considered  the  agents,
consultants, contractors  or  employees of MSI.
The relationship between MSI and Interactive
MultiMedia Publishers is solely one of
independent contractor. Nothing herein shall be
construed or interpreted  to  deem  the
relationship between Interactive MultiMedia
Publishers, Inc. and MSI as an employer-
employees relationship. MSI and Interactive
MultiMedia Publishers shall each designate one
or more of their employees as primary contacts
(representatives), who shall  be designated at
the end of this  Agreement, and authorized to
act on their behalf in all matters relating to
this Agreement.
4.  MSI  shall  select  personnel  to perform
Services for Interactive MultiMedia Publishers,
Inc. who are qualified to perform the requested
services. Interactive MultiMedia Publishers may
reject personnel if professional qualifications
are unsatisfactory to Interactive MultiMedia
Publishers.
5.  In  consideration for the  services  to be
performed  by MSI, Interactive MultiMedia
Publishers agrees  to  sell  to  MSI Fifteen
Thousand  [15,000] shares of the common stock of
Interactive MultiMedia Publishers on the terms
and conditions as set  forth on  the  Option
Agreement attached hereto as Exhibit B.Services
to  be performed  by  MSI  under this Agreement
shall   be  in  consideration   of the
compensation described above, which shall in no
way be  construed as being paid for the purchase
or sale of any   of Interactive  MultiMedia
Publishers securities,  either for MSI's own
account  or  as  a broker,  nor shall this
Agreement and the  fee  paid hereunder  require
MSI to make  a  market  for  the securities of
Interactive MultiMedia Publishers.
6.  In  connection with this agreement, MSI and
Interactive  MultiMedia  Publishers  mutually
agree that  they  will  indemnify and hold
harmless  each other   and   such  other's
respective directors, officers,  employees and
each person,  if  any,  who controls  such
other entity within the  meaning  of Section  15
of the Securities Act of 1933 or Section 20  of
the Securities Exchange Act of 1934 (any  and
all  of whom are referred to as "Indemnified
Party") from and against any and all losses,
claims, damages and  liabilities,  joint or
several  (including all legal  or other expenses
reasonably incurred by  any Indemnified Party in
connection with the preparation for  or defense
of any claim, action, or proceeding, whether or
not resulting in any liability), to which such
Indemnified Party may become subject under  any
applicable federal or state law or otherwise
caused by  or  arising out of, or allegedly
caused  by  or arising  out  of, this Agreement
or any transactions covered by this Agreement or
the performance of  the services provided  for
herein;  provided,  however, that such party
will not be liable hereunder to  the extent that
any loss, claim, damage or liability is found
in a final non-appealable judgment by a court to
have resulted from gross negligence or bad faith
in  performing the services described herein.
This provision shall survive  termination of
this Agreement.
	7. The term of this Agreement shall be for
one year,  commencing on October 1, 1996 and
continuing through to September 30, 1997.
	8.  (a) Interactive MultiMedia Publishers
and MSI  will  not,  unless otherwise required
by law, either  during  or subsequent to the
term of  this Agreement,   directly  or
indirectly disclose   or publish  to  any
unauthorized person any information designated
in writing as secret or confidential by
Interactive MultiMedia Publishers or by MSI
without the  written  consent of the other
party; nor  will either party disclose to anyone
other than Personnel of  one of the parties, or
use in any way other than in  the course of the
performance of this Agreement, any  information
not known to the general public  or recognized
as standard practice, whether acquired or
developed during  performance  of  this
Agreement obtained  from  either party or
obtained  prior to contract.
(b)  Neither party shall be obligated by this
Section 10 with respect to any information which
is published  or becomes publicly available
through  no fault  of the party receiving such
information under this  Agreement; or rightfully
received  from  third parties; is developed
independently; or is in  their possession  five
(5) years after the effective  date of  this
Agreement.  Each party  is  likely  to  be
exposed to certain business information of the
other party not  related  to  the  Services,
which   is considered by the other party to be
proprietary and confidential, including but not
limited to customer, product   and  financial
information. The  parties hereto agree to avoid
the unauthorized dissemination or  publication
of such proprietary information  by using  the
same degree of care with regard  to  such
information and  the same methods  to  prevent
the publication thereof as each employs with
respect to its own proprietary information of a
similar nature.
(c)  Upon  termination or expiration  of this
Agreement, MSI will return to Interactive
MultiMedia Publishers  all  material, written
or descriptive, including,  but  not  limited to
drawings,  program listings,  flowcharts,
descriptions or other  papers or  documents
which contain any  such  confidential
information if requested.
			(d)  The  confidentiality  obligation
imposed hereunder  shall  survive the
termination of  this Agreement.
	9.		All  notices,  demands,  payments  and
other communications required or permitted
hereunder shall be in writing and shall be
deemed to have been given on  the date delivery
is acknowledged, and shall  be made  by
recognized courier service or by U.S. Mall,
certified, return receipt requested, to the
address of  each  party  set forth in the
heading  of  the Agreement, or to such other
address as either  party may substitute by
written notice to the other party.
	10.This Agreement shall be binding on, and inure
to the benefit of, the parties hereto  and their
respective  heirs, legal representatives,
successors or   assigns.   Neither  party  shall
assign   its obligations  hereunder without the
express  written consent of the other party.

11.		The  following Exhibits,  annexed  hereto
or incorporated herein are hereby made a part
of this Agreement. f) This Agreement constitutes
the entire Agreement  and  understanding
between  the parties hereto   and   integrates
all prior negotiations, discussions   and
agreements between   them.  No modifications  of
the terms of this Agreement shall be   valid
unless  in  writing  and  signed by  an
authorized  representative of each party hereto
or their successors.
IN  WITNESS WHEREOF, the parties have affixed
their signatures below and attest to their
adoption of  the  above  terms and the attached
exhibits and expressly  acknowledge receipt of
a  copy  of this complete document.
MSI Corporate Resources	Interactive
                                MutiMedia
                         Publishers, Inc.
By___________________  By _ ______________
Market Surveys           Dr. Joseph Vertucci,
International,Inc.       President
Dated:___________        Dated:______________


                 EXHIBIT A SERVICES

Consulting services to be provided by MSI shall
be as follows:
1.  Publicize information regarding IMP's Golf
kiosk project in Market Pulse Journal;
2. Assist and advise from a stragetic point of
view  with respect to the desirability,
feasibility, structure  and terms of proposed
United States  Golf Association   Phase  II
implementation plan and alternatives  thereto,
including participating with representatives of
Interactive MultiMedia Publishers in discussions
and negotiations;
		3. To develop favorable public relations
around the  USGA  activity; current and  new
technologies, company personnel and executives,
corporate history, past  accomplishments and
future  goals,  sales  and earnings, expansion
programs,   and management philosophy  and
other salient  subjects  that will enhance   the
corporate   image   of Interactive MultiMedia
Publishers, Inc. such publicity will result from press presentations and from special press interviews.
		4.  Such  other advisory services  as  may
be mutually agreed upon.

EXHIBIT B

OPTION AGREEMENT
THE REGISTERED  HOLDER  OF  THIS  OPTION  BY ITS
ACCEPTANCE  HEREOF, AGREES THAT IT  WILL  NOT
SELL, ASSIGN,  PLEDGE,  HYPOTHECATE OR OTHERWISE
TRANSFER THIS  OPTION EXCEPT AS HEREIN PROVIDED.
THIS  OPTION HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT  OF 1933, AS AMENDED (THE "ACT")
OR UNDER THE SECURITIES LAWS OF ANY STATE:
		This  Option  Agreement (the "Agreement'')
is dated as  of  October 4, 1996, between
INTERACTIVE MULTIMEDIA  PUBLISHERS, INC.  (the
"Company"), and (Name of  Consultant,  Address)
(the "Registered Holder").
		WHEREAS, the Company and the Registered
Holder are  parties  to  a  Consulting Services
Agreement, dated October 4, 1996, between the
Company and  the Registered   Holder,   which
Consulting Services Agreement provides for the issuance of options to purchase common stock of the Company on terms and conditions as more fully set forth herein: and

WHEREAS,  the  Company desires to  provide for
issuance   of	option  certificates  (the
"Option Certificates")  representing (        )
Options as compensation  under  the
aforementioned Consulting Services  Agreement on
such terms and conditions  as are more fully set
forth herein: and NOW, THEREFORE, in
consideration of the  promises and mutual
agreements hereinafter set forth, it is agreed
that:
		1.  Options/Option Certificates.  Each
Option shall entitle the holder (the "Registered
Holder" or in the aggregate, the "Registered
Holders") in whose name  the Option Certificate
shall be registered  on the  books maintained by
the Company to purchase one (1)  share of the
Company's $0.001 par value  Common Stock (the
Option  Share  or  Option  Shares) on exercise
thereof, subject to  modification and adjustment
as  provided in Section  7.  The Option
Certificate  representing  the  right  to
purchase Option  Shares  shall he executed by
the Company's Chief Executive Officer or
President and attested to by  the  Company's
Secretary and delivered  to  the Registered
Holder upon execution of this Agreement. Subject
to the provisions of Sections 3, 5 and 6,  the
Company shall deliver Option Certificates in
required   whole   number   denominations   to
the Registered Holder (or  Registered   Holders)
in connection  with any transfer or exchange
permitted under this Agreement. Except as
provided in Section 6  hereof,  no Option
Certificates shall  be issued except:
			(i)	Option  Certificates initially
issued hereunder;
(ii) Option Certificates issued on or after the
initial  issuance  date, upon the  exercise of
any Options, to evidence the unexercised Options
held by the exercising Registered Holder; or
			(iii)  Option Certificates issued  after
the initial  issuance date upon any transfer or
exchange of  Option  Certificates or replacement
of  lost  or mutilated Option Certificates.
	2.  Form  and Execution of Option
Certificates. The  Option  Certificates shall be
substantially  in the  form attached hereto as
Exhibit A (the  "Option Certificate").  The
Option  Certificates  shall  be dated         as
of the date of their issuance, whether  on
initial issuance, transfer or exchange or in
lieu of mutilated, lost, stolen or destroyed
Option Certificates.  The  Option  Certificates
shall be originally  signed by the Company's
Chief Executive Officer  or President, attested
to by the  Company's Secretary and embossed with
the Company's  seal and shall not be  valid  for
any  purpose  unless  so originally signed and
embossed.
	3.  Exercise.  Subject  to  the
provisions of Sections  4 and 7, the Options
when evidenced by  a Option  Certificate and
such other documents as  the Company  may
require, may be exercised  at a  price (the
"Exercise Price) of $_.___ (___ Dollars and ___
Hundred and _____-_____thousandths cents) which
is 100%  percent of the Over the Counter NASD
automated interdealer quotation system closing
bid  price  on October 4, 1996 (the "Option
Exercise Price").  Each Option may be exercised
in whole or in part at  any time during  the
period commencing  with  the  date vested  (as
provided in the Agreement the "Initial Exercise
Date") and terminating at 5:00 p.m.  Akron, Ohio
time  on  February 28, 1997 (the  "Termination
Date").  Each  Option shall be deemed to  have
been exercised immediately prior to the close of
business on  the  date (the "Exercise Date") of
the surrender for exercise of the Option
Certificate. The exercise form, attached hereto
as Exhibit B shall be executed by  the
Registered Holder (or Registered Holders) or his
attorney duly authorized in writing and will  be
delivered  to  the  Company at its corporate
office together with payment to the order of the
Company in cash  or by official bank or
certified check  of  an amount equal to the
aggregate Exercise  Price,  in lawful  money  of
the  United  States  of America. Unless  Option
Shares may not be issued as provided herein, the
person entitled to receive the number of Option
Shares deliverable on such exercise shall  be
treated  for  all  purposes as the holder  of
such Option Shares  as of the close of business
on  the Exercise Date. In addition, the Company
shall also, at  such  time,  verify that all of
the conditions precedent  to  the  issuance of
Option Shares,  set forth in Section 4, have
been satisfied as  of  the Exercise Date.  If
any  one  of  the conditions precedent  set
forth in Section 4 are not satisfied as  of the
Exercise Date, the Company shall  return the
Option Certificate and pertinent Exercise Price
payment to the exercising Registered Holder or
may hold  the  same until all such conditions
have  been satisfied.  The  Company shall not be
obligated  to issue any fractional  share
interests  in  Option Shares  issuable or
deliverable on the  exercise of any  Option  or
scrip or cash  therefore  and such fractional
shares shall be of no value whatsoever. If  more
than one Option shall be exercised  at  one time
by  the same Registered Holder, the number  of
full  Option  Shares  which shall  be  issuable
on exercise  thereof shall be computed on the
basis  of the  aggregate number of full Option
Shares issuable on such exercise.
Once the Company has determined that the funds
are  determined to be collected, the Company
shall notify itscommon stock transfer agent  who
shall cause  a common stock share certificate
representing the exercised Options to be issued.
The Company may deem  and treat the Registered
Holder of the Options at  any  time as the
absolute owner thereof for  all purposes, and
thee Company shall not be affected  by any
notice to the contrary. The Options  shall  not
entitle  the holder thereof to any of the rights
of shareholders  or to any dividend  declared
on  the Company's Common Stock or Option unless
the  holder shall have exercised the Options and
purchased  the Option Shares prior to the record
date fixed by the Board of Directors of  the
Company for the determination of holders of
Common Stock entitled to such dividend or other
right.
4. Reservation of Shares and Payment of Taxes.
The  Company  covenants that it will  at all
times reserve  and  have  available  from  its
authorized Common Stock such number of shares as
shall then  be issuable on the exercise of all
outstanding Options. The  Company covenants that
all Option Shares  which shall be so  issuable
shall be  duly  and  validly issued, fully paid
and nonassessable and free from all  taxes,
liens and charges with respect to  such issue.
The Registered  Holder(s)  shall  pay all
documentary,  stamp  or  similar  taxes  and
other governmental  charges  that  may  be
imposed   with respect  to  the  issuance of the
Options,  or  the issuance, transfer or delivery
of the Options or any Option  Shares  on
exercise of the Options. In  the event  the
Option Shares are to be delivered in  the name
other than the name of the Registered Holder of
the  Option Certificate, no such delivery  shall
he made  unless the person requesting the same
has paid to  the  Company  the amount of any
such  taxes  or charges incident thereto.
			5.   Registration  of  Transfer.  The
Option Certificates may be transferred in whole
or in  part as  provided for herein. Option
Certificates  to  be transferred shall be
surrendered to the  Company  at its  corporate
office. The Company  shall  execute, issue  and
deliver in exchange therefor the  Option
Certificate or Certificates which the holder
making the transfer shall be entitled to
receive.
The  Company shall keep transfer books at its
corporate office  which  shall register Option
Certificates  and  the  transfer  thereof.  On
due presentment  for  registration of  transfer
of any Option Certificate at such office, the
Company shall execute  and the Company shall
issue and deliver  to the transferee  or
transferees a new Option Certificate  or
Certificates representing an equal aggregate
number of Options. All Option Certificates
presented  for registration of transfer or
exercise shall  be  duly  endorsed or be
accompanied  by  a written instrument or
instruments or transferred  in a form
satisfactory to the Company and the Company's
counsel.  The Company may require payment of  a
sum sufficient to  cover  any tax or  other
government charge that may be imposed in
connection therewith.
		All  Option  Certificates so  surrendered,
or surrendered for exercise or for exchange in
case  of mutilated  Option  Certificates  shall
be  promptly canceled  by  the Company. Prior to
due  presentment for  registration of transfer
thereof,  the  Company may  treat  the
Registered Holder(s) of  any  Option Certificate
as   the absolute   owner thereof
(notwithstanding  any  notations  of  ownership
or writing  thereon  made  by  anyone  other
than the Company),  and  the  parties  hereto
shall not  be affected by any notice to the
contrary.
6.  Loss  or  Mutilation. On  receipt  by the
Company of evidence satisfactory as to the
ownership of the loss, theft, destruction or
mutilation of any Option  Certificate, the
Company shall  execute  and deliver  in  lieu
thereof, a new Option  Certificate representing
an equal aggregate number  of  Options. In  the
case of loss, theft or destruction  of  any
Option Certificates,  the  individual
requesting issuance  of  a  new  Option
Certificate  shall be required  to  indemnify
the  Company  in  an amount satisfactory to the
Company. In the event an  Option Certificate is
mutilated, such Certificate shall  be
surrendered  and  canceled by the Company  prior
to delivery of a new Option Certificate.
Applicants for a new Option Certificate shall
also comply with such other regulations  and
pay such  other  reasonable charges as the
Company may prescribe.
7.  Adjustment of Exercise Price  and Shares.
After each adjustment of the Exercise Price
pursuant to  this  Section 7, the number of
shares of  Option Shares  purchasable on the
exercise of such  Options shall  be  the  number
derived  by  dividing such adjusted  Exercise
Price into the original Exercise Price.  The
Exercise  Price  shall  be subject  to
adjustment as follows:
		(a)  In the event, prior to the expiration
of the  Options  by  exercise or by  their
terms, the Company  shall issue any shares of
its Common Stock as a share dividend or shall
subdivide the number of outstanding  shares of
Common Stock into a  greater number  of  shares,
then, in either of such  events, the Exercise
Price  per  share  of  Common  Stock purchasable
pursuant to the Options in effect at the time of
such action shall be reduced proportionately and
the number of shares purchasable pursuant to the
Options shall be increased proportionately.
Conversely,  in the event the Company  shall
reduce the number of shares of its outstanding
Common Stock by  combining such shares into a
smaller  number  of shares, then, in such event,
the Exercise Price  per share  purchasable
pursuant to the Options in effect at  the  time
of  such action  shall  be  increased
proportionately and the number of shares  of
Common Stock  at  that  time purchasable
pursuant to  the Options  shall  be  decreased
proportionately.  Any dividend paid or
distributed on the Common Stock  in shares  of
Common  Stock of the  Company  shall  be treated
as  a  share dividend  pursuant to the preceding
sentence. However, any dividend  paid or
distributed on the Common Stock in securities
other than   Common  Stock  of the Company,
regardless  if exercisable for or convertible
into Common Stock of the  Company,  shall  not
he  treated  as  a share dividend pursuant to
the penumbra sentence.
(b) In the event the Company, at any time while
the  Options shall remain unexpired and
unexercised, shall sell all or substantially all
of its property, and thereafter dissolves,
liquidates or winds up its affairs, then no
provision need be made as  part  of the terms of
any such sale, dissolution, liquidation or
winding  up to allow Option holders to  exercise
all  or  any  Options held, in order to receive
the same kind  and  amount of any share,
securities  or assets  as may be issuable,
distributable or payable on   any  such  sale,
dissolution, liquidation  or winding  up  with
respect to each share  of Common Stock of the
Company.
		(c)  Notwithstanding the  provisions  of
this Section 7, no adjustment on the Exercise
Price shall be  made whereby such price is
adjusted in an amount less than  $0.00  or until
the  aggregate  of  such adjustments shall equal
or exceed $0.00.
		(d)  No adjustment of the Exercise Price
shall be  made  as a result of or in connection
with:  (i) the issuance of Common Stock of the
Company pursuant to  options, warrants and share
purchase  agreements outstanding  or in effect
on the date  hereof:  (ii) the establishment of
additional option plans, common stock purchase
warrants or security offerings of the Company,
the modification, renewal or extension  of any
such plan, warrants or offerings now in  effect
or hereafter  created, or the  issuance  of
Common Stock  on  exercise of any such options
or warrants; or  (iii) the issuance of Common
Stock in connection with an acquisition or
merger of any type.
	(e) This Option Agreement shall be
incorporated by reference on the Option
Certificates.
		Before taking any action which would cause
an adjustment  reducing the Exercise  Price
below the then  par  value  of  the  shares  of
Common Stock issuable  upon exercise of the
Options, the Company will  take  any corporate
action which any,  in  the opinion  of its
counsel, be necessary in order  that the Company
may validly and legally issue fully paid and
nonassessable shares of such  Common  Stock  at
such adjusted Exercise Price.
		Upon  any  adjustment of  the  Exercise
Price required to be made pursuant to this
Section 7,  the Company  within  thirty (30)
days thereafter  shall: (i)  notify the
Registered Holder of such adjustment setting
forth  the pertinent Exercise  Price  after such
adjustment and  setting forth  in  reasonable
detail the method of calculation and the facts
upon which such calculation is based; and (ii)
cause  to be mailed to each of the Registered
Holder(s) of the Option   Certificates written
notice   of such adjustment.
		8.  Reduction in Exercise Price  at
Company's Option. In addition to any adjustments
made  to  the Exercise  Price pursuant to
Section 7, the Company's Board  of  Directors
may, in its
sole  discretion, reduce  the Exercise Price of
the Options in  effect at  any  time either for
the life of the Options  or any  shorter period
of time as may be determined  by the  Company's
Board of Directors. The Company shall notify
the Registered Holder of any such  reduction in
the Exercise Price.
	"The securities represented by this
certificate have  been acquired for investment
and have not been registered  under the
Securities Act  of  1933,  as amended (the
"Act"). The securities may not be sold,
assigned, pledged, hypothecated or otherwise
transferred except  pursuant to an effective
registration  statement  under  the   Act   and
in compliance with applicable state securities
laws, or the Company   receives  an  opinion  of
counsel, satisfactory  to  the Company and
Company counsel, that such registration is not
required and that  the sale,  assignment,
pledge, hypothecation or transfer is  in
compliance with applicable state  securities
laws."
10. Transfer
(a)  Transfers to Successors, Officers and
Directors  of  Registered Holder.
 This Option shall not  be  transferred sold,
assigned or hypothecated except  that it may be
transferred to any successors of  Registered
Holder, and may be assigned in  whole or  in
part  to  any person who is  an  officer  or
director of Registered Holder on October 4 1996.
All such  transfers, sales, assignments or
hypothecation shall  be fully identified to the
Company  and  the transferor shall execute and
deliver to the Company such  certificates,
endorsements and other documents as the Company
or Company's counsel may require.
(b)  Transfer of Option Or Option Shares.
		The Registered Holder and each
Transferee Holder, agrees that they shall not
sell, assign.pledge, hypothecate or otherwise
transfer the Option or  the Option  Shares, in
whole or in part, except pursuant to an
effective registration under the Securities Act
of  1933,  as  amended  (the "Act")  and in
compliance with applicable state securities
laws, or the    Company   receives  an  opinion
of counsel, satisfactory  to  the Company and
Company counsel, that such registration is not
required and that  the sale,  assignment,
pledge, hypothecation or transfer is  in
compliance with applicable federal and state
securities  laws.  In order  to  make    any
sale, assignment, pledge or hypothecation, the
transferor must  deliver  to  the Company the
assignment  form attached   hereto  duly
executed and		completed, together with
the applicable certificate and payment of all
transfer taxes, if any, payable in connection
therewith.  As  to  the Option,  the  Company
shall transfer the transferred Option on the
books of  the Company and shall execute and
deliver a new  Option Certificate   of  like
tenor  to  the appropriate assignee(s)
expressly  evidencing  the   right to purchase
the  number of Option  Shares purchasable
thereunder.  As  to the Option Shares, the
Company shall cause  its  duly  authorized
common stock transfer  agent to transfer the
common  stock  being transferred.
11.  Registration. The Company, upon  the one
time  written  demand (the "Demand Notice") of
the Registered Holder (as defined herein),
agrees to use its  best efforts to register, on
one occasion,  all or any portion of the Option
Shares, as requested by the Registered Holder.
On such occasion, the Company will  use  its
best efforts to  file  a  Form  S-8 Registration
Statement  covering  the           Registrable
Securities  within  one-hundred  twenty  (120)
days after receipt of the Demand Notice and use
its  best efforts to have such registration
statement declared effective   promptly
thereafter.  The  demand   for registration  may
be made at any time prior  to  the Termination
Date. The Company covenants  and  agrees to
give written notice of its receipt of any Demand
Notice by Registered Holder to all other
registered Holders   of   the Options  and  the
Registrable Securities within thirty days from
the date  of the receipt  of any such Demand
Notice. In the event  of registration  the
Company and the Holder(s)  shall execute such
documents as may be reasonably required by the
Company and Company counsel to carry out such
registration.
(a)  Terms of Registration. The Company shall
bear  all fees and expenses attendant to
registering the  Registrable Securities, but the
Holder(s) shall pay  any  and  all  underwriting
and  broker-dealer discounts, commissions and
nonaccountable  expenses of any underwriter or
brokerdealer selected to sell the Registrable
Securities,  together  with   the expenses  of
any  legal  counsel  selected  by the Holder(s)
to represent them in connection with  the sale
of  the  Registrable Securities. The  Company
shall cause any  registration statement   filed
pursuant  to  the  demand rights granted  hereto
to remain effective for a period of sixteen
months from the  date of the latest balance
sheet of the audited financial  statements
contained  therein on the initial effective date
of such registration statement.
	(b)  Restriction on Registration. The
Company shall  not  be obligated to register the
Registrable Securities  if such securities may
be sold pursuant to  the  exemption from
registration as provided  by Rule 144 as
promulgated under the Act, nor shall the Company
be  obligated to register  the  Registrable
Securities  in  any state in  which  the
principal stockholders, officers. directors or
employees  of the  Company may in any way be
obligated  to  escrow any  of their shares of
Capital Stock of the Company or in a state in
which the Company may be restricted from
conducting its business in any way, including
but  not  limited  to, qualifying  to do
business, become  subject to tax, or restricted
from  issuing additional  securities or  incur
restrictions on compensating officers, directors
or employees.
	(c)  Right To Redeem ln Lieu Of
Registration. The  Company may in its sole
discretion, and in lieu of  registration of the
Registrable Securities,  pay to the Holder(s) an
amount equal to the amount which would be
realized by the Holder(s) upon sale of  the
Registrable Securities reduced by the Exercise
Price plus the expenses,   fees   and
broker/dealer commissions which would be paid by
the Holder(s) in the event of registration  and
sale   of the Registrable  Securities. The
Company  may  elect to make  such  payment  upon
notice  to  the Holder(s) within  30  days  of
receipt of a notice of  Demand Registration.
      12. Modification of Agreement. The Company
and the  Registered Holder may by supplemental
agreement make  any  changes or corrections in
this Agreement: (i)  that  they shall deem
appropriate to  cure  any ambiguity or   to
correct any defective or inconsistent  provision
or mistake or  error herein contained;  or (ii)
that they may deem necessary  or desirable  and
which shall not adverse{y affect  the interest
of  the  holders of  Option  Certificates;
provided, however,   this  Agreement shell  not
otherwise  be modified, supplemented or  altered
in any  respect except with the consent in
writing  of the   Registered   Holders  of
Option ertificates representing  not less than
fifty-one percent  (51%) of  the Options
outstanding. Additionally, except as provided
in  Sections 7 and 8,  no  change  in  the
number or nature of the Option Shares
purchasable on exercise  of an Option, or
increase of the  purchase price therefore shall
be made without the consent in writing  of  the
Registered  Holder  or Transferee Holder  of the
Option Certificate representing  such Option,
other than such changes as are specifically
prescribed or allowed by this Agreement.13.
Notices. All  notices, demands, elections
options or requests (however characterized  or
described)  required  or authorized  hereunder
shall be deemed sufficient if made  in writing
and sent by registered or certified mail,
return receipt requested and postage prepaid, or
by  tested  telex,  telegram or  cable  to  the
principal  office of the addressee, and  if  to
the Registered Holder or Transferee Holder of an
Option Certificate,  at the address of such
holder  as  set forth an the books maintained by
the Company.
13.  Notices. All notices, demands, elections
options   or  requests  (however characterized
or described) required or authorized hereunder
shall be deemed  sufficient if made in writing
and sent  by registered   or   certified  mail,
return   receipt requested  and postage prepaid,
or by tested  telex, telegram  or  cable to the
principal office  of the addressee,  and  if  to
the  Registered Holder  or Transferee Holder of
an Option Certificate,  at  the address  of
such holder as set forth an  the  books
maintained by the Company.
      14. Binding Agreement. This Agreement
shall be binding  upon  and  inure  to  the
benefit  of the Company,  the  Registered
Holder,  each  Transferee Holder  and their
respective successors and assigns. Nothing  in
this Agreement is intended or  shall  be
construed to confer upon any other person any
right, remedy or claim or to impose on any other
person any duty, liability or obligation.
     15. MSIer Instruments. The parties hereto
shall execute   and  deliver  any  and  all
such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.
16. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid,unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.
17. Waiver. All the rights and remedies of either party to this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from the breach of this Agreement will constitute a waiver of any other right or remedy. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.
18. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience and references only and shall not limit or otherwise affect the meaning hereof.Holder

Interactive MultiMedia Publishers, Inc.
By__________________
By _______________________
Name of Holder
Dr. Joseph Vertucci,President
Dated : ___________     Dated : ______________
Exhibit B
Interactive MultiMedia Publishers, Inc.
Incorporated Under the Laws Of the State of
Delaware No. 0 - ______       _________ Common
Stock Purchase   Options CERTIFICATE   FOR
COMMON STOCK PURCHASE OPTIONS
	This Option Certificate certifies _____ or
its registered   assigns  ("Option  Holder"),
is the registered  owner of the above indicated
number of Options  (hereinafter referred to as
the "Option") expiring  on February 28, 1997
("Expiration  Date"). One  (1)  Option  entitles
the  Option  Holder to purchase  one (1) share
of common stock,  $.001 par value ("Share"),
from Interactive MultiMedia Publishers,Inc.,
a Delaware corporation ("Company"),  at  a
purchase price  of One  Hundred (100%)  percent
of the NASD closing bid  price  for over-  the-
counter securities as of the date  vested per
share of  Common  Stock  ("Exercise  Price"),
commencing on October 4, l996 and terminating on
the Expiration Date ("Exercise Period"), upon
surrender of  this  Option Certificate with the
exercise  form hereon  duly completed and
executed with payment of the  Exercise  Price at
the office  of  the Company being 733 West
Market Street, Suite B-5, Akron, Ohio 44303,
subject  only  to the conditions  set  forth
herein  and  in  an  Option Agreement  dated  a
of October 4, 1996 (the "Option Agreement")
between the Company and MSI. The Option Holder
may exercise  all or  any number of Options.
Reference hereby is  made to  the  provisions on
the following pages  of  this Option
Certificate  and to the  provisions  of  the
Option  Agreement, all of which are incorporated
by reference  in  and  made  a  part  of  this
Option Certificate and shall for all purposes
have the same effect as though fully set forth
at this place.
Upon  due  presentment for  transfer  of this
Option  Certificate at the office of the
Company,  a new  Option  Certificate or Option
Certificates of like  tenor and evidencing in
the aggregate  a like number  of Options,
subject to any adjustments  made in  accordance
with the provisions  of  the  Option Agreement,
shall  be issued to  the  transferee in exchange
for this Option Certificate, subject to the
limitations  provided in the Option Agreement,
upon payment  to  the Company of any tax or
governmental charge imposed in connection with
such transfer. he  Option Holder of the Options
evidenced by this  Option  Certificate may
exercise  all  or any whole  number of such
Options during the period  and in  the  manner
stated hereon. The Exercise  Price shall  be
payable  in lawful money  of  the  United States
of  America and in cash or by  certified	or
bank  cashier's check payable to the  order  of
the Company.  If, upon exercise of any Options
evidenced by  this  Option Certificate, the
number of  Options exercised  shall  be less
than the total  number of Options so evidenced,
there shall be issued  to the Option  Holder  a
new Option Certificate evidencing the  number of
Options not so exercised.  No  Option may be
exercised after 5:00 P.M. Akron, Ohio Time on
the Expiration Date, and any Option not
exercised by such time shall become void, unless
extended by  the Company.
		The securities represented by this
certificate have  been acquired for investment
and have not been registered  under the
Securities Act of 1933, as amended (the "Act").
The securities may not be sold, assigned,
pledged, hypothecated or otherwise transferred
except  pursuant to an effective registration
statement  under the Act and in compliance with
applicable state securities laws, or the Company
receives an  opinion  of   counsel, satisfactory
to  the Company and  Company counsel, that such
registration is not required and that  the sale,
assignment, pledge, hypothecation or transfer is
in  compliance with applicable state  securities
laws.
	IN WITNESS WHEREOF, the Company has caused
this Option  to be signed by its Chief Executive
Officer and  by  its Secretary, each by an
original  of  his signature, and has caused an
original impression  of its corporate seal to be
imprinted hereon.
Dated : ___________, 1996
_________________ / _________
Signature	           Title
		Seal

_________________        /
__________Signature Title
KEEP  THIS  CERTIFICATE IN A SAFE PLACE.  IF  IT
IS LOST,  STOLEN OR DESTROYED THE COMPANY WILL
REQUIRE ABOND OF INDEMNITY AS A CONDITION TO THE
ISSUANCE OF A REPLACEMENT CERTIFICATE.
FORM OF ELECTION TO PURCHASE
To  be  executed  by the holder  if  he  desires
to exercise  Options  evidenced by  the  within
Option Certificate
TO : INTERACTIVE MULTIMEDIA PUBLISHERS, INC.
	The  undersigned hereby irrevocably elects
to exercise  _____  Options  evidenced  by  the
within Option  Certificate for, and to purchase
thereunder, _________ full shares issuable upon
exercise of said Options  and  delivery  of $
____________  and  any applicable taxes.
	The undersigned requests that certificates
for such shares be issued in the name of:
Please  insert Social Security or Tax
Identification Number
______________________________
______________________________
Please print Name and Address
	If said number of Options shall not be all
the Options  evidenced by the within Option
Certificate, the         undersigned  requests
that   a   new   Option Certificate evidencing
the Options not so exercised be issued in the
name of and delivered to :
______________________________
Please print Name and Address
Dated
_________
______________________

	Signature
Notice: The above signature must correspond with
the name  as written upon the face of the within
Option Certificate in every particular, or if
signed by any other person, the Form of
Assignment thereon must be duly  executed  and
if the certificate  representing the  shares  or
any Option Certificate  representing Options not
exercised is to be registered in a  name other
than   that  in  which  the  within   Option
Certificate  is  registered, the  signature  of
the holder hereof must be guaranteed.
Signature Guaranteed : _________________________
Signature must be guaranteed by a commercial
bank or member firm of one of the following
stock exchanges: New York Stock  Exchange,
Pacific  Coast   Stock Exchange,  American Stock
Exchange or Midwest Stock Exchange.
For  Value  Received  _____________________
Hereby sell, assign and transfer unto:
Please  insert Social Security or Tax
Identification Number
____________________
______________________________
Please print Name and Address
	If said number of Options shall not be all
the Options  evidenced by the within Option
Certificate, the undersigned  requests  that   a
new   Option Certificate evidencing the Options
not so exercised be issued in the name of and
delivered to:
______________________________
Dated : _______________
Please print Name and Address
Notice: The above signature must correspond with
the name  as written upon the face of the within
Option Certificate in every particular, or if
signed by any other person, the Form of
Assignment thereon must be duly  executed  and
if the certificate  representing the  shares  or
any Option Certificate  representing Options not
exercised is to be registered in a  name other
than   that  in  which  the  within   Option
Certificate is registered, the signature of the holder hereof must be guaranteed.
Signature Guaranteed : _________________________
Signature must be guaranteed by a commercial bank or member firm of one of the following stock exchanges: New York Stock Exchange,
Pacific Coast Stock Exchange, American Stock
Exchange or Midwest Stock Exchange.